APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") dated as of August 17, 1994, by and among Chittenden Corporation, a Vermont corporation (the "Purchaser"), Bank of Western Massachusetts, a Massachusetts corporation (the "Company") and Chittenden Acquisition Bank, a Massachusetts corporation to be formed ("Newco").


                              W I T N E S S E T H:

     WHEREAS, the Purchaser is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act").

     WHEREAS, the Purchaser and the Company have reached an agreement to combine their companies through a merger (the "Merger") of the Company into Newco, a wholly-owned subsidiary of the Purchaser, in a transaction qualifying as a purchase under applicable accounting rules and a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). The Purchaser, the Company and Newco wish to enter into a definitive agreement setting forth the terms and conditions of the Merger.

     WHEREAS, the Purchaser and the Company desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

     NOW THEREFORE, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, the Purchaser and the Company hereby agree as follows:


                                       I.
                         MERGER OF NEWCO AND THE COMPANY

     Subject to the terms and conditions of this Agreement, the Plan of Merger ("Merger Agreement") attached as Exhibit A and the Stock Option Agreement attached as Exhibit B, the Purchaser and the Company agree to effect the following transactions at the Closing:

     1.1 Conditions. The Purchaser and the Company will deliver to the other appropriate evidence of the satisfaction of the conditions to their respective obligations hereunder.

     1.2 Merger. Upon the filing of the Merger Agreement with the Secretary of the Commonwealth of Massachusetts on the date of the Closing (the "Effective Date"), the Company will be merged with and into Newco pursuant to the provisions and with the effect provided in the general corporation and banking law of the Commonwealth of Massachusetts. Newco shall be the surviving corporation in the Merger and shall continue the banking business authorized to be conducted under Massachusetts law under the name of The Bank of Western Massachusetts. Upon the consummation of the Merger, the surviving corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged.

     1.3 Status of Shares. As a result of the Merger, each share of the common stock of Newco theretofore authorized (whether issued or unissued) shall remain unchanged and shall be deemed to be shares of the common stock of Newco as the surviving corporation. Accordingly, each of the shares of common stock of Newco issued and outstanding on the date of the Closing shall continue to be and remain issued and outstanding shares of common stock of Newco as the surviving corporation without any action on the part of the holders of any such shares of stock.

     At the Effective Date and in consideration of the Merger, each share of the Company's Class A stock, par value $0.25 per share, issued and outstanding immediately prior to the Effective Date shall be cancelled in return for rights to receive $826.88 in cash and 47.2808 shares of Purchaser Common Stock per share subject to the following conditions:

          (a) the Purchaser's Common Stock shall be Restricted and will become vested at a rate of 20% per annum over a 5-year period after Closing; and

          (b) the Holder shall continue employment through each subsequent annual anniversary of the Closing; provided, however, in the event that the Holder is terminated unilaterally by the Purchaser, dies or becomes disabled, the Restricted Stock will become fully vested; provided further, in the event that the Holder is terminated for cause (defined as deliberate dishonesty, conviction of a crime involving moral turpitude or gross and willful failure to perform a substantial portion of duties and responsibilities) any unvested shares of Restricted Stock will become null and void; and provided further, in the event of a change in control of the Purchaser as such event is defined in the Purchaser's current "Change in Control" agreements with certain key employees of the Purchaser, all shares of Restricted Stock will become fully vested. In the interim, all shares of Restricted Stock will have full voting and dividend rights.

     1.4  Conversion of the Company Shares.
          As a result of the Merger and without any action by the holders thereof, each share of Company Common Stock issued and outstanding immediately prior to the Merger (excluding shares held by the Company as treasury stock, if any, which shares shall be cancelled and extinguished and excluding shares held by dissenting stockholders), and all rights in respect thereof, shall be converted into:

               (i) $1,225.00 in cash (the "Per Share Cash Consideration") subject to adjustment pursuant to Section 1.6; or

               (ii) 57.3099 shares (the "Per Share Stock Consideration") of fully paid and non-assessable Common Stock of the Purchaser, par value $1.00 per share (the "Purchaser Common Stock"), subject to adjustment pursuant to Section 1.6, provided that the aggregate number of Purchaser Common Stock issued in the transaction will equal 627,525 shares, subject to possible adjustment under
Section 1.5. The dollar amount expressed in clause (i) of the preceding sentence and the number of shares expressed in (ii) of the preceding sentence shall each sometimes hereafter be referred to as the"Per Share Consideration".

     From and after the Closing, each certificate which theretofore represented shares of Company Common Stock shall evidence ownership of shares of Purchaser Common Stock on the basis hereinabove set forth, and the conversion shall be complete and effective at the Closing without regard to the date or dates on which outstanding certificates representing converted shares of Company Common Stock may be surrendered for exchange for certificates representing shares of Purchaser Common Stock.

     1.5 Purchase Price and Consideration. The Company's stockholders shall receive a combination of 627,525 shares and $10,974,836 in cash. Each holder of shares of Company Common Stock will elect to receive 100% of the Per Share Consideration in the form of either cash or Purchaser Common Stock, or make no election. In the event that the holders of Company Common Stock elect less or greater than the 627,525 shares of Purchaser Common Stock ("Stock Amount"), shares of Purchaser Common Stock and cash will be allocated to achieve an aggregate 55% stock and 45% cash combination which would translate to $551.25 in cash and 31.5205 shares of stock, on a theoretical basis, for each share of the Company's stock. The total consideration, including cashing-out of the Company's options and warrants, equals $25,500,708.

     To the extent that the average closing price of the Purchaser Common Stock on the NASDAQ NMS for the twenty (20) consecutive trading days ending on the fifth trading day prior to the date before receipt of the last regulatory approval is greater than $25.50, the total consideration shall be fixed as if such Purchaser Common Stock were equal to $25.50 per share and the Purchaser shall reserve the right, subject to reasonable approval of the Company, to adjust the amount of the Per Share Stock and/or Per Share Cash Consideration to effectuate the purposes of such $25.50 per share price.

     1.6 Election Procedures. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of the Company Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) in such form as the Purchaser and the Company shall mutually agree ("Election Form") shall be mailed thirty-five days prior to the anticipated Effective Date or on such other date as the Purchaser and the Company shall mutually agree ("Mailing Date") to each holder of record of the Company Common Stock as of five business days prior to the Mailing Date ("Election Form Record Date").

     Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to elect to receive only the Purchaser Common Stock with respect to such holder's Company Common Stock ("Stock Election Shares") to elect to receive only cash with respect to such holder's Company Common Stock ("Cash Election Shares") or to indicate that such holder makes no election ("No Election Shares").

     Holders of the Company Common Stock who duly elect to receive the Per Share Stock Consideration or the Per Share Cash Consideration in the Merger may also elect to have their share holdings divided into blocks of not less than 10 shares of the Company Common Stock with any remaining shares being added to one of the designated blocks of 10 shares (such blocks being herein called in "Stock Blocks") for purposes of the allocation procedures described below in this
Section 1.6. Such holders who do not make such election or who hold less than 10 shares of Company Common Stock will have all of their holding treated as a single Stock Block for purposes of such allocation procedures.

     Any Company Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent, an effective, properly completed Election Form on or before 5:00 p.m., on the 20th day following the Mailing Date (or such other time and date as the Purchaser and Company may mutually agree) (the "Election Deadline") shall also be deemed to be "No Election Shares".

     The Purchaser shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of the Company Common Stock between the Election Form Date and close of business on the business day prior to the Election Deadline, and the Company shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

     Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of the Company Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of the Company Common Stock represented by such Election Form shall become No Election Shares and the Purchaser shall cause the certificates representing the Company Common Stock to be promptly returned without charge to the Person submitting the Election Form upon written request to that effect from the holder who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine any election revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Purchaser regarding such matters shall be binding and conclusive. Neither the Purchaser nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

     Within fifteen calendar days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, the Purchaser shall cause the Exchange Agent to effect the allocation among the holders of the Company Common Stock of rights to receive the Purchaser Common Stock or cash in the Merger in accordance with the Election Forms as follows:

          (i) Stock Elections Equal to Stock Amount. If the number of shares of the Purchaser Common Stock that would be issued upon conversion into the Purchaser Common Stock of the Stock Election Shares is equal or nearly equal (as determined by the Exchange Agent) to, but not less than, the Stock Amount, then subparagraphs (ii) , (iii) and (iv) below shall not apply and all Stock Election Shares shall be converted into the right to receive the Purchaser Common Stock and all Cash Election Shares and No Election Shares shall be converted into the right to receive cash; or

          (ii) Stock Elections and No Elections Equal to Stock Amount. If the number of shares of the Purchaser Common Stock that would be issued upon the conversion into the Purchaser Common Stock of the Stock Election Shares and No Election Shares is equal or nearly equal (as determined by the Exchange Agent) to, but not less than, the Stock Amount, then subparagraphs (i) above and (iii) and (iv) below shall not apply and all Cash Election Shares shall be converted into the right to receive cash and all Stock Election Shares and No Election Shares shall be converted into the right to receive the Purchaser Common Stock; or
          (iii) Stock Elections More Than Stock Amount. If the number of shares of the Purchaser Common Stock that would be issued upon the conversion into the Purchaser Common Stock of the Stock Election Shares is greater than the Stock Amount, then;

               (A) all Cash Election Shares and No Election Shares shall be converted into the right to receive cash,

               (B) the Exchange Agent will select, pro rata among the Company's stockholders who have elected the Per Share Stock Consideration, a sufficient number of Stock Blocks ("Designated Cash Shares") held by holders of Stock Election Shares, so that the number of shares of the Purchaser Common Stock that will be issued in the Merger equals as closely as practicable, but is not less than, the Stock Amount, and any Designated Cash Shares will be converted into the right to receive cash, provided that no particular holder of Stock Election Shares shall be deemed to be a Cash Designee, nor shall any such holder's shares be included within the Designated Cash Shares if such circumstance would prevent the satisfaction of any of the conditions set forth in Section 1.4, and

               (C) the Stock Election Shares that are not Designated Cash Shares will be converted into the right to receive the Purchaser Common Stock; or
          (iv) Stock Elections Less Than Stock Amount. If the number of shares of the Purchaser Common Stock that would be issued upon conversion in the Merger of the Stock Election Shares is less than the Stock Amount, then:

               (A) all Stock Election Shares shall be converted into the right to receive the Company Common Stock,

               (B) the Exchange Agent shall select, pro rata, first, from among the holders of No Election Shares a sufficient number of such holders ("Stock Designees") and then, if necessary, a sufficient number of Stock Blocks ("Designated Stock Shares") held by holders of Cash Election Shares, such that the number of shares of the Purchaser Common Stock that will be issued in the Merger equals as closely as practicable, but is not less than, the Stock Amount, and all shares held by the Stock Designees and, if any, all Designated Stock Shares, will be converted into the right to receive the Purchaser Common Stock, provided that no particular holder of Cash Election Shares shall be deemed to be a Stock Designee, nor shall any such holder's shares be included within the Designated Stock Shares if such would prevent the satisfaction of any of the conditions set forth in Section 1.4, and

               (C) the Cash Election Shares that are not Designated Stock Shares and the No Election Shares that are not held by Stock Designees shall be converted into the right to receive cash.

     The random selection process to be used by the Exchange Agent shall consist of such processes as shall be determined by the Purchaser.

          (v) Dissenting Shares and Fractional Shares. In any case in which there are Dissenting Shares (as defined in Section 1.7) or cash paid in lieu of fractional shares pursuant to Section 1.8, or both, the provisions of paragraphs
(i) through (iv) shall be applied in such a manner that, in each case, a number of shares of Purchaser Common Stock shall be issued in the Merger that is not less than the Stock Amount.

     1.7 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of the Company's Common Stock which are issued and outstanding immediately prior to the Closing and which are held by stockholders of the Company who did not vote in favor of the Merger and who comply with all of the relevant provisions of Sections 86 through 98 of the Massachusetts Business Corporation Act ("MBCA") (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Per Share Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their dissenters' rights under the MBCA. If any such holder so loses such rights, such shares shall thereupon be deemed converted into and become exchangeable for the right to receive, as of the Closing, the Per Share Consideration without any interest thereon and such shares shall be deemed No Election Shares. If the holder of any such shares shall become entitled to receive payment therefor pursuant to this Paragraph or applicable law, such payment shall be made by the Purchaser. The Company shall give the Purchaser
(i) prompt notice of any Dissenting Shares, withdrawals of Dissenting Shares of any other instruments served pursuant to Sections 86 through 98 of the MBCA received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to Dissenting Shares. The Company will not voluntarily make any payment with respect to any Dissenting Shares and will not, except with the prior written consent of the Purchaser, settle or offer to settle any Dissenting Shares.

     1.8 Fractional Shares. No fractional shares of Purchaser Common Stock will be issued in connection with the Merger. As a mechanical device for rounding fractional interests to whole shares, in any case where the conversion ratio provided for in Section 1.4 indicates that any holder of Company Common Stock would otherwise be entitled to delivery of a fractional share of Purchaser Common Stock, such holder shall be entitled to receive a cash payment with respect to such fraction of a share to which such holder otherwise would be entitled. Such cash payment shall be equal to the product obtained by multiplying the fraction of a share to which the holder thereof otherwise would be entitled by $21.375.

     1.9 Surrender of Certificates. On the date of the Closing, the Purchaser will deliver to the exchange agent designated for the Merger (the "Exchange Agent") (i) certificates representing the number of shares of Purchaser Common Stock that will be required for delivery to the stockholders of the Company pursuant to the Merger, (ii) the appropriate amount of cash to be held in trust by the Exchange Agent and will take such further action as may be necessary in order that certificates for shares of Purchaser Common Stock and any Per Share Cash Consideration may be delivered to the stockholders of the Company. As promptly as practicable after the Closing, each holder of an outstanding certificate or certificates theretofore representing shares of Company Common Stock shall surrender the same to the Exchange Agent and such holder shall be entitled to receive in exchange therefore a certificate or certificates representing the number of whole shares of Purchaser Common Stock into which the shares of Company Common Stock were converted as a result of the Merger. Dividends or other distributions payable after the Closing to holders of record after such date in respect of such shares of Purchaser Common Stock resulting from the exchange of Company Common Stock shall not be paid to holders thereof until certificates are surrendered for exchange as aforesaid, but, upon surrender, there shall be paid to the holders of Purchaser Common Stock issued in exchange for Company Common Stock the amount of dividends or other distributions which shall have become payable to the Purchaser's stockholders of record after the date of the Closing, without interest.

     1.10 Issuance of Shares in Another Name. If any certificate for shares of Purchaser Common Stock is to be issued in a name other than the exact name in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason thereof or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     1.11 Company Transfer Books Closed and Stock Delisted. On the date of the Closing, the stock transfer books of the Company shall be deemed closed, and no transfer of shares of the Company shall be made thereafter. The Company shall notify the transfer agent and registrar for the shares of Company Common Stock, at least ten (10) days before the anticipated date of the Closing, that no transfer of shares will be made after that date. In anticipation of the date of Closing, the Company shall do all such things necessary to cause trading in its shares to be terminated simultaneously with the date of Closing.

     1.12 Stock Options. On the date of the Closing, each outstanding option to purchase the Common Stock of the Company will be converted to an amount of cash equal to the difference between $1,225.00 and the applicable option price for a total cash payment of $144,687. Currently, there are 550 options, at $1,000 per share, and 37.5 options, at $666.67 per share, outstanding.

     1.13 Stock Warrants. On the date of the Closing, each outstanding warrant to purchase the Common Stock of the Company will be converted to an amount of cash equal to the difference between $1,225.00 and the applicable warrant price for a total cash payment of $967,496. Currently, there are 950 warrants, at $1,000 per share, and 1,350 warrants, at $666.67 per share, outstanding.

     1.14 Adjustments. If after the date of this Agreement and prior to the date of the Closing the Purchaser shall declare a stock dividend upon, or subdivide, split up, reclassify or combine Purchaser Common Stock, and the record date for such action shall occur prior to the date of the Closing, then upon the effectiveness of the Merger the number of shares of Purchaser Common Stock to be delivered for each share of Company Common Stock shall be adjusted so that each holder of shares of Company Common Stock shall be entitled to received such number of shares of Purchaser Common Stock that it would own, or be entitled to own, if the date of the Closing had occurred immediately prior to the occurrence of the record date for such event.

     1.15 Non-Financial Consideration.

     It is understood between the parties that, consistent with the Purchaser's current strategic plan, the Purchaser intends to keep the Company's Board of Directors separate from the Purchaser's and to name, in its discretion, two additional Directors to the Company, who may be employees of the Purchaser or its subsidiary.

     It is further understood that the Purchaser intends to continue the Company's current employment policies and benefits, subject to the Purchaser's discretion to revise such policies and benefits in a manner consistent with the Purchaser's strategic plan in effect from time to time.

     1.16 Lock-Up. On the date of this Agreement, the Company shall grant to the Purchaser options for the purchase of 7,559 shares of the Company's Common Stock at $800.00 per share ("Lock-up Options") upon the terms and conditions set forth in the Stock Option Agreement attached as Exhibit B.

     1.17 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of the Company beginning at 10:00 a.m., or at such other time and place as may agreed upon by the Purchaser and the Company, on such date, following three business days' notice to the Company, as shall be agreed upon by all parties, which date shall not be later than the 30th business day after (i) the last approval of required governmental authorities is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Merger and (iii) the day on which all conditions to the consummation of the Merger have been fulfilled or waived in accordance with this Agreement. In accordance with Section 10.1 of this Agreement, this Agreement may be terminated at the election of either party if Closing does not occur on or before June 30, 1995.

     1.18 Additional Actions. If, at any time after the Closing, the Purchaser or the Company shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Purchaser or the Company its rights, title or interest in, to or under any of the rights, properties or assets of Newco, or (ii) otherwise carry out the purposes of this Agreement, Newco and its officers and directors shall be deemed to have granted to the Purchaser and the Company an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Purchaser or the Company its right, title or interest in, to or under any of the rights, properties or assets of Newco or (ii) otherwise carry out the purposes of this Agreement.


                                       II.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser as follows:

     2.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full corporate power and authority to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease. The Company owns one subsidiary, BOWM Securities Corporation, a Massachusetts corporation which was incorporated on May 12, 1994 and which corporation is not yet actively engaged in any business. The Company is duly qualified to do business in all jurisdictions where the character of its property or the nature of its respective activities makes such qualification necessary and where the failure to be so qualified would have a material adverse effect on the business or financial condition of the Company.

     2.2 Capitalization of the Company. The Company's entire authorized capital stock consists of 50,000 shares of Common Stock, par value $66.67 per share (the "Company Common Stock"), of which 18,440 shares are issued and outstanding, and 1,500 shares of Class A Common Stock, par value $ 0.25 per share (the "Class A Stock"), of which 979 shares are issued and outstanding.
All such issued and outstanding shares of Company Common Stock have been duly and validly issued and are fully paid and non-assessable, free of any preemptive rights. Schedule 2.2 lists Company Options, which schedule accurately sets forth the exercise price and date of grant of each Company Option and the number of shares of Company Common Stock which each Company Option represents.
Schedule 2.2 lists Company Warrants, which schedule accurately sets forth the exercise price and date of grant of each Company Warrant and the number of shares of Company Common Stock which each Company Warrant represents. Each Company Warrant is valid and in full force and effect. Except as indicated above, the Company is not a party to or bound by any options, warrants, calls, contracts, commitments or rights of any character relating to any issued or unissued capital stock or any other security issued or to be issued by it. None of the shares of capital stock of the Company has been issued in violation of the preemptive rights of any person.

     2.3 Financial Statements: FDIC Documents; Corporate Records. The Company has delivered to the Purchaser copies of the Company's audited financial statements for the fiscal years ended December 31, 1991, 1992 and 1993 and the Company's financial statements (unaudited) for the 6 months ended June 30 (collectively, the "Company Financial Statements"). The Company Financial Statements are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles applicable to financial institutions, applied on a consistent basis throughout the period covered by such statements (except as may be stated in the explanatory notes to such statements and, in the case of unaudited statements, except for normal recurring year-end adjustment, and present fairly the financial position, results of operations, changes in stockholders' equity and cash flows of the Company at the dates of such statements and for the periods covered thereby. The Company also has delivered to the Purchaser copies of its Form F-2, Form F-4, proxy statements and other periodic reports filed with the Federal Deposit Insurance Corporation(the "FDIC")pursuant to the applicable FDIC regulations, in respect of or during the three years and 6 months ended June 30, 1994, which are all the material documents that the Company was required to file with the FDIC during such period and all such reports were filed in a timely manner and complied in all material respects with the applicable requirements of the FDIC and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The minute books of the Company contain accurate records of all corporate actions of its stockholders and Board of Directors (including committees of its Board of Directors) in accordance with good business practices.

     2.4 No Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the balance sheets included within the Company Financial Statements referred to in Section 2.3 of this Agreement, at the date of such statements, the Company had no material liabilities or obligations (whether accrued, absolute or contingent).

     2.5 Absence of Certain Changes, Events or Conditions. Since December 31, 1993, there has not been any change in the Company's financial position, results of operations, assets, liabilities, net worth, business or prospects, other than changes in the ordinary course of business which have not been materially adverse. Since December 31, 1993 the Company has not experienced any event or condition of any character (whether or not covered by insurance) which has materially adversely affected or will or might so affect its properties, businesses, prospects, financial positions, results of operations, or net worth.

     2.6 Title to Properties; Absence of Liens and Encumbrances, Etc. The Company has good and marketable title to all their properties and assets, real and personal (including those reflected in the Company Financial Statements, except as sold or otherwise disposed of in the ordinary course of business since the date thereof), in each case free and clear of all liens, encumbrances, charges, defaults or equitable interests, except (i) those reflected in the Company Financial Statements or in the notes to such Company Financial Statements, (ii) the lien of current taxes not yet due and payable, (iii) pledges to secure deposits and other liens incurred in the ordinary course of banking business and (iv) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent, and do not materially detract from the value, or interfere with the present or anticipated business use, of the properties subject thereto or affected thereby, or impair business operations. The Company has not received any notice of violation of any applicable zoning laws, orders, regulations, or requirements relating to its operations or its properties which has not been complied with, nor any proposed changes in any such laws, order or regulations which might have a material adverse effect on its business. The Company has no knowledge of any threatened or impending condemnation of any properties of the Company by any governmental authority. All leases pursuant to which the Company, as lessee, leases real and personal property are valid and enforceable in accordance with their respective terms.

     2.7 Loans. Except as reflected on Schedule 2.7, to the best of the Company's knowledge and upon reasonable belief, each loan reflected as an asset in the Company Financial Statements, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as reflected in Schedule 2.7, as of August 12, 1994, the Company is not a party to any loan, including any loan guaranty, with any director, executive officer or 5% stockholder of the Company or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit which are classified as Insider Transactions have been made by the Company in an arms-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectability or present other unfavorable features. Except as disclosed on Schedule 2.7, all loans and participations sold by the Company have been sold without recourse. The Company has disclosed to the Purchaser in writing prior to the date hereof the amount of all loans, leases, and other extensions of credit that it has classified internally as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Watch List Assets," or words of similar import, and it shall promptly after the end of each quarter after the date hereof and on the Closing inform the Purchaser of the amount of each such classification.

     2.8 Allowance for Loan Losses; Other Real Estate Owned. To the best of the Company's knowledge and upon reasonable belief, the allowance for loan losses reflected in the Company Financial Statements as of their respective dates, is adequate under the requirements of generally accepted accounting principles applicable to financial institutions and all regulatory requirements applicable to financial institutions. The other real estate owned ("OREO") and insubstance foreclosures included in any of the Company's non-performing assets are carried net of reserves at the lower of cost or market value based on current independent appraisals or current management appraisals.

     2.9  Tax Matters.

          (a) The Company has timely filed federal income tax returns for each year through 1993 and has timely filed, or caused to be filed, all other federal, state, local and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns and FICA and FUTA returns) required to be filed with respect to the Company. All taxes due in respect of the periods covered by such tax returns have been paid or adequate reserves have been established for the payment of such taxes as reflected in the Company Financial Statements, and, as of the Closing, all taxes due in respect of any subsequent periods ending on or prior to the Closing will have been paid or adequate reserves will have been established as reflected in the Company Financial Statements for the payment thereof. Except as reflected in Schedule 2.9, no audit examination or deficiency or refund litigation with respect to such returns is pending. The Company will not have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established as reflected in the Company Financial Statements.

          (b) All federal, state and local (and, if applicable, foreign) tax returns filed by the Company are complete and accurate in all material respects. The Company is not delinquent in the payment of any tax, assessment or governmental charge, and has not requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not been filed, except as reflected in Schedule 2.9. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Company which have not been settled and paid. There are currently no agreements in effect with respect to the Company to extend the period of limitations for the assessment or collection of any tax.

          (c) The Company has timely filed all tax returns required to have been filed under, and has timely complied in all respects with the requirements of, Sections 1441-1446, 3406 and 6031-6060 of the Code and the regulations thereunder and any comparable state, foreign and local laws.

          (d) The federal income tax returns of the Company and the Subsidiaries have been audited by the Internal Revenue Service (or are no longer subject to audit) for all open years to and including December 31, 1992.

          (e) There are no proposed additional taxes, interest or penalties with respect to any year examined or not yet examined.

     2.10 Litigation, Etc. Except as described on Schedule 2.10, there is no litigation, proceeding or governmental investigation pending or, to the knowledge of the Company, threatened or in prospect, against or relating to the Company, its respective properties or businesses, or the transactions contemplated by this Agreement. Except as disclosed on Schedule 2.10, there are no actions, suits or proceedings instituted, pending or, to the knowledge of the Company and each of its directors and executive officers, threatened against any present or former director or officer of the Company that might give rise to a claim for indemnification as contemplated by Section 7.11 hereof, and there is no reasonable basis for any such action, suit or proceeding. Except as disclosed on Schedule 2.10, the Company is not subject to or bound by any order of any court, regulatory commission, board or administrative body entered in any proceeding to which it is a party or of which it has knowledge.

     2.11 Compliance with Laws. (a) The Company is in compliance in all material respects with all statutes, regulations and ordinances applicable to the conduct of its business, and except as disclosed on Schedule 2.11, the Company has not received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations. Except as disclosed in Schedule 2.11, the Company is not subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and it has not received any communication requesting that it enter into any of the foregoing.

          (b) The Company has all governmental licenses, permits, approvals and other authorizations, and has made all filings and registrations, which are necessary in order to enable it to own or lease its properties and assets and to conduct its businesses as they are now being conducted. Schedule 2.11 fairly and accurately summarizes or lists all material licenses, permits, approvals, authorizations and regulatory matters relating to the business of the Company.

     2.12 Labor Matters. No labor dispute, strike, work stoppage, employee action or labor relations problem of any kind which has affected or may affect the Company has occurred or currently is pending or, to the knowledge of the Company, threatened. The Company is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving the Company pending or threatened.

     2.13 Information for Proxy Statement. The information and data provided and to be provided by the Company for use in the Registration Statement and Joint Proxy Statement referred to in Article VIII, when such Registration Statement and Joint Proxy Statement becomes effective and at the time of mailing of such Registration Statement and Joint Proxy Statement to the respective stockholders of the Purchaser and the Company, (i) shall comply in all material respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and (ii) will not contain any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     2.14 No Conflict with Other Documents.  Except as described in Schedule
2.14 and assuming satisfaction of the condition set forth in Section 9.1, neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification of, or be in conflict with, the Company's charter documents or by-laws, any terms of any contract or other instrument to which the Company is a party, or any judgement, decree or order applicable to the Company, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Company.

     2.15 Authority. The execution, delivery and performance of this Agreement by the Company have been duly authorized by its Board of Directors, and this Agreement is a valid,legally binding and enforceable obligation of the Company. Upon approval by the stockholders of the Company, the satisfaction of all other conditions contained herein and the filing of the Merger Agreement with the appropriate authorities, this Agreement will result in the valid, legally binding and enforceable statutory merger of the Company and Newco. Under the Company's charter documents and applicable law (a) the affirmative vote of the holders of at least 12,170 shares (66 2/3) of the outstanding shares of Company Common Stock is required and sufficient for the approval by the Company's stockholders of the transactions contemplated by this Agreement and (b) statutory appraisal rights will be available to the Company's stockholders in connection with the Merger.

     2.16 Contracts.

          (a) Except as disclosed on Schedule 2.16, the Company is not a party to, or is not bound by, any oral or written:

               (i) "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC;

               (ii) consulting agreement not terminable on 30 days' or less notice involving the payment of more than $50,000.00 per annum, in the case of any such agreement;

               (iii) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

               (iv) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $50,000.00;

               (v) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (vi) agreement containing covenants that limit its ability to compete in any line of business or with any person or entity, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

               (vii) agreement, contract or understanding, other than this Agreement, regarding the capital stock of the Company or committing to dispose of some or all of the stock or substantially all of the assets of the Company; or
               (viii) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

          (b) To the best of the Company's knowledge and upon reasonable belief, each of the contracts, instruments and other documents described in
Schedule 2.16 is valid and in full force and effect, and a true and complete copy thereof has been delivered to the Purchaser.

          (c) The Company is not in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time and giving of notice or both, would constitute such a default.

          (d) Since December 31, 1993, the Company has not incurred or paid any obligation or liability that would be material to the Company, except obligations incurred or paid in connection with transactions in the ordinary course of business consistent with past practices and except as disclosed on
Schedule 2.16. Except as disclosed on Schedule 2.16, from December 31, 1993 to the date hereof, the Company has not taken any action that, if taken after the date hereof, would breach any of the covenants contained in Article VI hereof.

          (e) To the best of the Company's knowledge and upon reasonable belief, except as disclosed on Schedule 2.16, the Company is not a party to any transaction with any (i) person who has been an executive officer or a director of the Company since January 1, 1989, (ii) any member of the immediate family (as contemplated by Item 404(a) of the SEC's Regulation S-K) of any such person or (iii) any "affiliate" or "associate" of any such persons or entities (as such terms are defined in the rules and regulations promulgated under the Securities
Act), which transaction was made outside the ordinary course of business or on terms that were less favorable to the Company than transactions made with unaffiliated third parties.

     2.17 Pension and Employee Benefit Plans.

          (a) Except as disclosed on Schedule 2.17, there are no plans in effect for pension, profit sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases, warrants or any other form of retirement or deferred benefit, or for any health, accident or other welfare plan, in which any employee of the Company is entitled to participate. The Company previously has delivered to the Purchaser true and complete copies of each of the plans listed or referred to on Schedule 2.17 (collectively the "Plans"), all trust agreements, insurance contracts, investment management agreements and other documents currently in effect with respect to the Plans, and all summary plan descriptions currently in effect with respect to the Plans. Each of the Plans is in full force and effect without amendment or modification and has been operated in accordance with its terms. Through the date of the Closing, there will be no material change in the operations of the Plans or in the documents constituting or affecting the Plans. All required governmental filings have been made with respect to the Plans.
There are no pending investigations, proceedings or other matters concerning the Plans before the Internal Revenue Service (the "IRS"), the Department of Labor or the Pension Benefit Guaranty Corporation. There are no pending or threatened claims by or disputes with any participants in the Plans, other than benefit claims by participants made in the normal course of operating the Plans as to which no dispute exists. The Company has no knowledge of any facts which could give rise to claims against the Plans or against any fiduciary of any Plan other than benefit claims by participants expected in the normal course of operating the Plans. Neither the Company nor, in the best of the Company's knowledge, information and belief, any other fiduciary of any Plan has given notice to its fiduciary liability insurer of any claims or potential claims against it with respect to any Plan. True and correct copies of the annual reports of the Plans filed with the Department of Labor and the IRS for the 1991, 1992 and 1993 fiscal years, and all financial statements of the Plans for the fiscal years ended December 31, 1991, 1992 and 1993 previously have been delivered to the Purchaser. No "prohibited transaction" as defined in Section 406(a) and (b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or as defined in Section
4975 of the Code, has occurred with respect to any Plan.

          (b) Each of the Plans which is intended to qualify under Section 401 of the Code is designated on Schedule 2.17 as being a qualified plan (the Plans so designated being hereinafter referred to as the "Qualified Plans"). Each Qualified Plan is qualified under Section 401(a) of the Code and is the subject of a currently effective determination letter from the IRS confirming such qualification. True and correct copies of all determination letters from the IRS with respect to the Qualified Plans which were issued after the effective date of ERISA previously have been delivered to the Purchaser. True and correct copies of the valuation reports prepared by the Company's independent actuaries for the three most recent fiscal years of each Qualified Plan which is a defined benefit plan previously have been delivered to the Purchaser.
With respect to each Qualified Plan, the Company has not incurred any accumulated funding deficiency within the meaning of ERISA,has not obtained a waiver of any minimum funding requirements imposed by ERISA or the Code in respect of such Qualified Plan, and has not incurred any liability to the Pension Benefit Guaranty Corporation in connection with any such Qualified Plan. As of the date hereof,the value of the assets in each of the Qualified Plans which is a defined benefit plan exceeds the present value of accrued benefits of all participants in such Plan when such benefits are valued on a termination basis using Pension Benefit Guaranty Corporation interest and other assumptions. No "reportable event," as such term is defined in ERISA and in regulations issued thereunder, has occurred with respect to the Qualified
Plans since the effective date of ERISA.

     2.18 Insurance. Except as disclosed on Schedule 2.18, the Company currently maintains insurance in amounts reasonably necessary for its operations and similar in scope and coverage to that maintained by other entities similarly situated. Except as disclosed on Schedule 2.18, the Company has not received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, the Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of the Company contemplated hereby.

     2.19 Repurchase Agreements. With respect to all agreements pursuant to which the Company has purchased securities subject to an agreement to resell, if any, the Company has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and, as of the date hereof, the value of such collateral equals or exceeds the amount of the debt secured thereby.

     2.20 Deposit Insurance. The deposits of the Company are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act, as amended ("FDIA"), and the Company has paid all assessments and filed all reports required by the FDIA.

     2.21 Environmental Liability.

          (a) (i) The Company, its Participation Facilities and its Loan Properties (each as defined below) are, and have been, in substantial compliance with all Environmental Laws (as defined below), except where non-compliance would, either individually or in the aggregate, not have a material adverse effect on the Company.

               (ii)  There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum against the Company or any Participation Facility (x) for alleged noncompliance
(including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the release into the environment of any Hazardous Material

(as defined below) or oil, whether or not occurring at or on a site owned, leased or operated by the Company or any Participation Facility;

               (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or the Company in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at or on a site owned, leased or operated by any Loan Property, except as to such matters which, either individually or in the aggregate, would not have a material adverse effect on the Company;

               (iv) There is no reasonable basis for any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in Section 2.21(a)(ii) or (iii).

               (v) The properties currently or formerly owned or operated (including, without limitation, in a fiduciary capacity) by the Company (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material other than as permitted under applicable Environmental Law, and except in amounts which, either individually or in the aggregate, would not have a material adverse effect on the Company (provided, however, that with respect to properties formerly owned or operated by the Company, such representation is limited to the period the Company owned or operated such properties);

               (vi) The Company has not received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that if may be in violation of, or liable under, any Environmental Law;
               (vii) There are no underground storage tanks on, in or under, and no underground storage tanks have been closed or removed from, any properties or Participation Facility which are or have been in the Company's ownership;
               (viii) During the period of (l) The Company's ownership or operation (including without limitation in a fiduciary capacity) of any of its current properties; (m) the Company's participation in the management of any Participation Facility, or (n) the Company's holding of a security interest in a Loan Property, there has been no release of Hazardous Material or oil in, on, under or affecting such properties, except as permitted under applicable Environmental Law and except for releases which, either individually or in the aggregate, would not have a material adverse effect on the Company. Prior to the period of (x) the Company's ownership or operation of any of its respective current properties, (y) the Company's participation in the management of any Participation Facility, or (z) the Company's holding of a security interest in a Loan Property, there was no release of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan property, except as permitted under applicable Environmental Law and except for releases which, either individually or in the aggregate, would not have a material adverse effect on the Company; and

               (ix) The only Loan Properties or Participation Facilities in which the Company or any Subsidiary participates in management are those described in Schedule 2.21.

          (b) The following definitions apply for purposes of this Section 2.21: (v) "Loan Property" means any property in which the Company holds a security interest, and where required by the context, includes the owner or operator of such property, but only with respect to such property; (w) "Participation Facility" means any facility in which the Company participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (x) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgement, decree, injunction, requirement, or agreement with any governmental entity, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water, vapor, surface land, subsurface land, plant and animal life or any other natural resource), or to human health and safety, or
(B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, in each case as amended and as now in effect; (y) "Environmental Law" includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act, or any so-called "Superfund" or "Superlien" law enacted by any state having jurisdiction over any Loan Property or Participation Facility, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (z) "Hazardous Material" means any substance which is or could be detrimental to human health or safety to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl, any of which is regulated by, or subject to regulation under, any Environmental Law.

     2.22 No Pending Transactions. Except for the transactions contemplated by this Agreement, the Company is not and will not become a party to or bound by or the subject of any agreement, undertaking or commitment (i) to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other corporation, entity or person or (ii) to sell, lease or exchange all or substantially all of its property and assets to any other corporation, entity or person.

     2.23 Transactions with Affiliates. Except as disclosed on Schedule 2.24, the Company is not a party to any transaction (other than the employment agreements set forth in Schedule 2.16) with any (i) current or former officer or director of the Company, or (ii) any parent, spouse, child, brother, sister or other family relations of any such officer or director or (iii) any corporation or partnership of which any such officer or director or any such family relations is an officer, director, partner or greater than 5% stockholder (based on percentage ownership of voting stock) or (iv) any "affiliate" or "associate" of any such persons or entities (as such terms are defined in the rules and regulations promulgated under the Securities Act), including, without limitation, any transaction involving a contract, agreement or other arrangement providing for the employment of, furnishing of materials, products or services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity.

     2.24 Brokers and Finders. Neither the Company, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions (other than legal and accounting fees) in connection with the transactions contemplated herein, except for the Company's retention of Brown Brothers Harriman & Co. to perform certain financial advisory services.

     2.25 Agreements with Banking Authorities. Except as disclosed on Schedule 2.26, neither the Company nor any of its subsidiaries is a party to any commitment, letter, written agreement, memorandum of understanding or order to cease and desist with any federal or state governmental authority charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which in any manner restricts the conduct of its business, or in any manner relates to its capital adequacy, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

     2.26 Disclosure. No representation or warranty made by the Company in this Agreement and no statement contained in a certificate, schedule, list or other instrument or document specified in or delivered pursuant to this Agreement, whether heretofore furnished to the Purchaser or hereafter required to be furnished to the Purchaser, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading. This Agreement may be signed by both parties before any schedule required under the Agreement is supplied, in which event, such schedule shall be supplied as soon as practicable thereafter.


                                      III.
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company as follows:

     3.1 Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont and has full corporate power and authority to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease. Copies of the entire charter and by-laws of the Purchaser have been delivered to the Company, and such copies are complete and correct and in full force and effect on the date of this Agreement. The Purchaser is registered as a bank holding company under the Bank Holding Company Act. The Purchaser is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the character of its properties or the nature of its activities makes such qualification necessary and where the failure to be so qualified would have a material adverse effect on the business or financial condition of the Purchaser and its subsidiaries on a consolidated basis.

     3.2  Newco.

               (i) Newco will be a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. All of the outstanding shares of capital stock of Newco will be validly issued, fully paid and nonassessable and owned directly by the Purchaser free and clear of any lien, charge or other encumbrance.

               (ii) Newco will have the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Newco and the consummation of the transactions contemplated hereby will be duly and validly authorized by all necessary corporate actions (including without limitation stockholder action) in respect thereof on the part of Newco. This Agreement will be a valid and binding obligation of Newco, enforceable in accordance with its terms.

     3.3 Capitalization. The Purchaser's entire authorized capital stock consists of 200,000 shares of Preferred Stock, par value $100.00 per share, of which no shares are issued and outstanding, and 30,000,000 shares of Common Stock, par value $1.00 per share (the "Purchaser Common Stock"), of which 6,228,118 shares are outstanding, and 246,476 shares are held in the Purchaser's treasury. All issued and outstanding shares of Purchaser Common Stock have been duly and validly issued and are fully paid and non-assessable, free of any preemptive rights. Schedule 3.3 lists Purchaser Options, which schedule accurately sets forth the exercise price and date of grant of each Purchase Option and the number of shares of Purchaser Common Stock which each Purchaser Option represents. Each Purchaser Option is valid and in full force and effect. Except as indicated above, the Purchaser is not a party to or bound by any options, calls, warrants or subscriptions of any character relating to any issued or unissued stock or any other equity security issued or to be issued by it.

     3.4 Financial Statements. The Purchaser has delivered to the Company copies of the Purchaser's audited consolidated financial statements for the fiscal years ended December 31, 1991, 1992 and 1993 and the Purchaser's consolidated financial statements (unaudited) for the 6 months ended June 30, 1994 (the "Purchaser Financial Statements"). The Purchaser Financial Statements are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles applicable to financial institutions applied on a consistent basis throughout the periods covered by such statements (except as may be stated in the explanatory notes to such statements and, in the case of unaudited statements, except for normal recurring year-end adjustments), and present fairly the consolidated financial position, consolidated results of operations, changes in stockholders' equity and cash flows of the Purchaser at the dates of such statements and for the periods covered thereby. The Purchaser also had delivered to the Company copies of its Form 10-K's, Form 8-K's, Form 10-Q's, proxy statements and other periodic reports filed with the SEC pursuant to the Exchange Act in respect of or during the three years and 6 months ended June 30, 1994 which are the material documents that the Purchaser was required to file with the SEC during such period, and such reports were filed in a timely manner and complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.

     3.5 No Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the consolidated balance sheets included within the Purchaser Financial Statements, at the dates of such statements, the Purchaser and its consolidated subsidiaries had no material liabilities or obligations (whether accrued, absolute or contingent).

     3.6 Absence of Certain Changes, Events or Conditions. Since December 31, 1993, there has not been any change in the Purchaser's consolidated financial position, consolidated results of operations, assets, liabilities, net worth or business, other than changes in the ordinary course of business which have not been materially adverse. Since December 31, 1993, the Purchaser has not experienced any event or condition of any character (whether or not covered by insurance) which has materially adversely affected or will so affect its properties, business, financial position, results of operations, or net worth on a consolidated basis.

     3.7 Title to Properties; Absence of Liens and Encumbrances, Etc. The Purchaser has good and marketable title to all their properties and assets, real and personal (including those reflected in the Purchaser Financial Statements, except as sold or otherwise disposed of in the ordinary course of business since the date thereof), in each case free and clear of all liens, encumbrances, charges, defaults or equitable interests, except (i) those reflected in the Purchaser Financial Statements or in the notes to such Purchaser Financial Statements, (ii) the lien of current taxes not yet due and payable, (iii) pledges to secure deposits and other liens incurred in the ordinary course of banking business and (iv) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent, and do not materially detract from the value, or interfere with the present or anticipated business use, of the properties subject thereto or affected thereby, or impair business operations. The Purchaser has not received any notice of violation of any applicable zoning laws, orders, regulations, or requirements relating to its operations or its properties which has not been complied with, nor any proposed changes in any such laws, order or regulations which might have a material adverse effect on its business. The Purchaser has no knowledge of any threatened or impending condemnation of any properties of the Purchaser by any governmental authority. All leases pursuant to which the Purchaser, as lessee, leases real and personal property are valid and enforceable in accordance with their respective terms.

     3.8 Litigation, etc. Except as described in Schedule 3.8, there is no litigation, proceeding or governmental investigation pending or, to the knowledge of the Purchaser, threatened or in prospect against or relating to the Purchaser or its consolidated subsidiaries, their respective properties or businesses, or the transactions contemplated by this Agreement. Except as disclosed on Schedule 3.8, neither the Purchaser nor any of its consolidated subsidiaries is subject to or bound by any order of any court, regulatory commission, board or administrative body entered in any proceeding to which it is a party or of which it has knowledge.

     3.9 Loans. To the best of the Purchaser's knowledge and upon reasonable belief, each loan reflected as an asset in the Purchaser Financial Statements,
(i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans and extensions of credit which are classified as Insider Transactions have been made by the Purchaser in an arms-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectability or present other unfavorable features.

     3.10 Allowance for Loan Losses; Other Real Estate Owned. To the best of the Purchaser's knowledge and upon reasonable belief, the allowance for loan losses reflected in the Purchaser Financial Statements as of their respective dates, is adequate under the requirements of generally accepted accounting principles applicable to financial institutions and all regulatory requirements applicable to financial institutions. The other real estate owned ("OREO") and insubstance foreclosures included in any of the Company's non-performing assets are carried net of reserves at the lower of cost or market value based on current independent appraisals or current management appraisals.

     3.11 Tax Matters.

          (a) The Purchaser has timely filed federal income tax returns for each year through 1993 and has timely filed, or caused to be filed, all other federal, state, local and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns and FICA and FUTA returns) required to be filed with respect to the Purchaser. All taxes due in respect of the periods covered by such tax returns have been paid or adequate reserves have been established for the payment of such taxes as reflected in the Purchaser Financial Statements, and, as of the Closing, all taxes due in respect of any subsequent periods ending on or prior to the Closing will have been paid or adequate reserves will have been established as reflected in the Purchaser Financial Statements for the payment thereof. The Purchaser will not have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established as reflected in the Purchaser Financial Statements.

          (b) All federal, state and local (and, if applicable, foreign) tax returns filed by the Purchaser are complete and accurate in all material respects. The Purchaser is not delinquent in the payment of any tax, assessment or governmental charge, and has not requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not been filed. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Purchaser which have not been settled and paid. There are currently no agreements in effect with respect to the Purchaser to extend the period of limitations for the assessment or collection of any tax.

          (c) The Purchaser has timely filed all tax returns required to have been filed under, and has timely complied in all respects with the requirements of, Sections 1441-1446, 3406 and 6031-6060 of the Code and the regulations thereunder and any comparable state, foreign and local laws.

          (d) There are no proposed additional taxes, interest or penalties with respect to any year examined or not yet examined.

     3.12 Compliance. The Purchaser and its consolidated subsidiaries have all licenses, permits, approvals and other authorizations, and have made all necessary filings and registrations which are necessary in order to enable them to conduct their businesses in all material respects. The Purchaser and its consolidated subsidiaries are in compliance in all material respects with all applicable laws, regulations and ordinances which are material to the business of the Purchaser and its subsidiaries taken as a whole.

     3.13 Labor Matters. No labor dispute, strike, work stoppage, employee action or labor relations problem of any kind which has affected or may affect the Purchaser has occurred or currently is pending or, to the knowledge of the Purchaser, threatened. The Purchaser is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving the Purchaser pending or threatened.

     3.14 Deposit Insurance. The deposits of the Purchaser are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act, as amended ("FDIA"), and the Purchaser has paid all assessments and filed all reports required by the FDIA.

     3.15 Environmental Liability.

          The Purchaser is, and has been, in substantial compliance with all Environmental Laws (as defined in Section 2.21), except where non-compliance would, either individually or in the aggregate, not have a material adverse effect on the Purchaser.

     3.16 Disclosure. No representation or warranty made by the Purchaser in this Agreement and no statement contained in a certificate, schedule, list or other instrument or document specified in or delivered pursuant to this Agreement, whether heretofore furnished to the Company or hereafter required to be furnished to the Company, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

     3.17 Information for Proxy Statement. The information and data provided and to be provided by the Purchaser for use in the Registration Statement and Joint Proxy Statement , when such Registration Statement and Joint Proxy Statement becomes effective and at the time of mailing such Registration Statement and Joint Proxy Statement to the respective stockholders of the Purchaser and the Company, (i) shall comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act and (ii) will not contain any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     3.18 No Conflict With Other Documents. Assuming satisfaction of the conditions set forth in Section 9.8, neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification of, or be in conflict with, the Purchaser's charter or by-laws, any terms of any contract or other instrument to which the Purchaser or any of its subsidiaries is a party, or any material judgment, decree or order applicable to the Purchaser or any of its subsidiaries, or result in the creation of any lien, charge or encumbrance upon any of their properties or assets.

     3.19 Authority. The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by its Board of Directors, and this Agreement is a valid, legally binding and enforceable obligation of the Purchaser. Upon approval by the stockholders of the Purchaser, the satisfaction of all other conditions herein and the filing of the Merger Agreement with all appropriate authorities, this Agreement will result in the valid, legally binding and enforceable statutory merger of the Company and Newco.

     3.20 Validity of Common Stock. The shares of Purchaser Common Stock to be issued or delivered by the Purchaser in connection with the Merger have been duly authorized for issue and will, when issued and delivered as provided in this Agreement, be duly and validly issued, fully paid and non-assessable.

     3.21 Brokers and Finders. Neither the Purchaser nor any subsidiary thereof, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions (other than legal and accounting fees) in connection with the transactions contemplated herein, except for the Purchaser's retention of M.A. Schapiro & Co., Inc. to perform certain financial advisory services.


                                       IV.
                     CONDUCT OF BUSINESS PENDING THE MERGER

     4.1  Conduct of the Company's Business Prior to the Merger.  From the date of this Agreement to the Closing, the Company shall (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use its best efforts to maintain and preserve intact its business organization, assets, leases, properties, employees and advantageous business relationships and retain the services of its officers and key employees and (iii) take no action which would materially or adversely affect or delay its ability to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants

and agreements on a timely basis under this Agreement.

     4.2. Forbearances. From the date of this Agreement to the Closing, the Company shall not without the prior written approval of the Purchaser (and the Company shall provide the Purchaser with prompt notice of any events referred to in this Section 4-.2 occurring before the date hereof):

          (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness of the Company; it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance other than in the ordinary course of business consistent with past practice;

          (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, repurchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, or issue any additional shares of capital stock, or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

          (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practices or pursuant to contracts or agreements in force at the date of this Agreement;

          (d) except for transactions in the ordinary course of business, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchases of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary thereof in excess of $100,000;

          (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

          (f) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing, stock option, stock purchase, savings, bonus, deferred compensation, consulting, bonus or other employee benefit, incentive or welfare contract, plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of

any stock options or other stock-based compensation;

          (g) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

          (h) change its lending, investment, asset liability management, litigation, real estate valuation or other material banking policies in any material respect except as may be required by appropriate regulators or changes in applicable law and regulations.

          (i) amend its charter or its by-laws;

          (j) take any action that is reasonably likely to have a material adverse effect on the financial condition, results of operations or business of the Company.

          (k) exercise any options or warrants between July 27, 1994 and the Closing.


                                       V.
                              REGULATORY APPROVALS

     5.1 Mutual Cooperation. The Purchaser and the Company shall cooperate in the preparation and submission of applications to the appropriate authorities for approval of the Merger, including but not limited to the Federal Reserve Board, Federal Deposit Insurance Corporation, Banking Commissioner of the Commonwealth of Massachusetts and the Board of Banking Incorporations of the Commonwealth of Massachusetts.


                                       VI.
                            COVENANTS OF THE COMPANY

     The Company covenants to the Purchaser that:

     6.1. Best Efforts. The Company shall use best efforts in good faith to take or cause to be taken all action necessary or desirable under this Agreement on its part as promptly as practicable so as to permit the consummation of the Merger and the transactions contemplated hereby as promptly as practicable and to cooperate fully with the Purchaser to that end.

     6.2. Registration Statement and Joint Proxy Statement. The Company will cooperate with the Purchaser in the preparation of the Registration Statement and Joint Proxy Statement with respect to the Purchaser Common Stock to be issued in the Merger and the solicitation of proxies of the respective stockholders of the Company and the Purchaser to seek stockholder approval for the Merger and the transactions contemplated by this Agreement.

     6.3 Information. The Company will keep the Purchaser advised of all material developments relevant to its business and to consummation of the Merger and the transactions contemplated herein. The Company will give to the Purchaser and to the Purchaser's officers, accountants, counsel and other representatives full access, during normal business hours throughout the period prior to the Closing, to all the properties, books, contracts, commitments and records of the Company. The Company will furnish to the Purchaser during such period all such information concerning the Company and its business and properties as the Purchaser may reasonably request. No information provided by the Company pursuant to this Section 6. 3 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger, of the Company.

     6.4 Confidentiality. The Company shall, and shall cause its respective directors, officers, attorneys, agents or advisors to, maintain the confidentiality of all information obtained from the Purchaser or any of its subsidiaries pursuant to Section 7.6, which information is not otherwise publicly disclosed by the Purchaser or any of its subsidiaries. This covenant with respect to confidentiality shall survive any termination of this Agreement pursuant to Article X hereof. In the event of termination of this Agreement, the Company shall return to the Purchaser or destroy and certify the destruction of all information previously furnished by the Purchaser to the Company in connection with the transactions contemplated by this Agreement.

     6.5. Meeting of Stockholders. The Company will duly call and convene a meeting of its stockholders to act upon the transactions contemplated by this Agreement as soon as practicable, but not later than May 31, 1995, and the Board of Directors of the Company will, except to the extent legally required for the discharge by it of its fiduciary duties as determined upon written advice of counsel, recommend that the holders of the Company Common Stock vote in favor of and approve the Merger and the transactions contemplated thereby. The Company will solicit the proxies of its stockholders to vote on the transactions contemplated by this Agreement and will use its best efforts to obtain any vote of the Company's stockholders necessary for the approval and adoption of this Agreement and the transactions contemplated hereby. Except as otherwise required by law, the Company will not call and convene a meeting of its stockholders to consider or vote on any matter inconsistent with the consummation of the transactions contemplated by this Agreement.

     6.6. Notice of Litigation. The Company will provide written notice to the Purchaser of any litigation, proceeding or governmental investigation which arises, or to the knowledge of the Company, is threatened or in prospect, which is reasonably foreseen as exposing the Company to cost or liability in excess of $25,000, after the date of this Agreement and prior to the Closing, against or relating to the Company, its properties or businesses, or the transactions contemplated by this Agreement, setting forth in such notice the facts and circumstances currently available to the Company with respect to such litigation, proceeding or investigation.

     6.7. Press Releases. The Company will not, unless approved by the Purchaser hereto in advance, issue any press release or written statement for general circulation or other written public disclosure relating to the transactions contemplated hereby, except as otherwise required by law, it being contemplated that the Purchaser and the Company will issue a joint press release announcing the Merger and the transactions contemplated by this Agreement.

     6.8. Corporate Transactions. The Company shall not solicit or encourage inquiries or proposals with respect to or, except to the extent required for the discharge by the Board of Directors of the Company of their fiduciary duties as determined upon written advice of counsel,furnish any information relating to or participate in any negotiations or discussions concerning any acquisition or purchase of all or a substantial portion of the assets or of a substantial equity interest in, the Company or any merger, consolidation or business combination with the Company other than as contemplated by this Agreement. The Company shall notify the Purchaser immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with it; shall immediately cease any negotiations or discussions existing at the date hereof concerning the foregoing and require the return to it of any information furnished by it to such party; and shall instruct its employees, officers, directors, agents, advisors and affiliates to comply with the above.

     6.9. Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation or any similar provision of the Company's charter is applicable to the transactions contemplated by this Agreement and, if any such statute, regulation or provisions shall become applicable to the transactions contemplated by this Agreement, the Company and the members of its Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation or provision on the transactions contemplated hereby.

     6.10. Preservation of Tax-Free Treatment. The Company shall not intentionally take or cause to be taken any action, whether before or after the Closing which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code.

     6.11 Amendment of Compensation Agreement. The Company shall have amended its compensation agreements with the Company's Class A stockholders to provide, among other things, that no shares of the Company's Class A Stock vest prior to July 1, 1995.


                                      VII.
                           COVENANTS OF THE PURCHASER

                  The Purchaser covenants to the Company that:

     7.1. Best Efforts. The Purchaser shall use best efforts in good faith to take or cause to be taken all action necessary or desirable under this Agreement on its part as promptly as practicable so as to permit the consummation of the Merger and the transactions contemplated hereby as promptly as practicable and to cooperate fully with the Company to that end.

     7.2. Registration Statement and Joint Proxy Statement. The Purchaser shall, as promptly as practicable following the preparation of the Registration Statement and Joint Proxy Statement, file such document with the SEC, and the Purchaser shall use all reasonable efforts to have the Registration Statement and Joint Proxy Statement declared effective by the SEC as promptly as practicable and to maintain the effectiveness of such Registration Statement and Joint Proxy Statement.

     7.3. Stock Reservation. Between the date hereof and the date of the Closing, the Purchaser will keep and reserve available a sufficient number of shares of Purchaser Common Stock for issuance and delivery to the stockholders of the Company as contemplated in this Agreement. The Purchaser will take all action and use best efforts to have the Purchaser Common Stock to be delivered hereunder listed on the NASDAQ NMS.

     7.4. Blue Sky Laws. The Purchaser shall use its best efforts to obtain, prior to the Closing, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement, provided that the Purchaser shall not be required by virtue thereof to submit to general jurisdiction in any state.

     7.5. Information. The Purchaser will keep the Company advised of all material developments relevant to its business and to consummation of the Merger and the transactions contemplated herein. The Purchaser and its subsidiaries will give to the Company and to the Company's officers, accountants, counsel and other representatives full access, during normal business hours throughout the period prior to the Closing, to all the properties, books, contracts, commitments and records of the Purchaser and its subsidiaries. The Purchaser and its subsidiaries will furnish to the Company during such period all such information concerning the Purchaser and its subsidiaries and their business and properties as the Company may reasonably request. No information provided by the Purchaser or any of its subsidiaries pursuant to this Section 7.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger, of the Company.

     7.6. Confidentiality. The Purchaser and each of its subsidiaries shall, and shall cause their respective directors, officers, attorneys, agents or advisors to, maintain the confidentiality of all information obtained from the Company or any of the Subsidiaries pursuant to Section 6.3, which information is not otherwise publicly disclosed by the Company of any of the Subsidiaries. This covenant with respect to confidentiality shall survive any termination of this Agreement pursuant to Article X. In the event of termination of this Agreement, the Purchaser shall return to the Company or destroy and certify the destruction of all information previously furnished by the Company to the Purchaser in connection with the transactions contemplated by this Agreement.

     7.7. Meeting of Stockholders. The Purchaser will duly call and convene a meeting of its stockholders to act upon the transactions contemplated by this Agreement as soon as practicable, but not later than May 31, 1995, and the Board of Directors of the Purchaser will, except to the extent legally required for the discharge by it of its fiduciary duties as determined upon written advice of counsel, recommend that the holders of the Purchaser Common Stock vote in favor of and approve the Merger and the transactions contemplated thereby. The Purchaser will solicit the proxies of its stockholders to vote on the transactions contemplated by this Agreement and will use its best efforts to obtain any vote of the Purchaser's stockholders necessary for the approval and adoption of this Agreement and the transactions contemplated hereby. Except as otherwise required by law, the Purchaser will not call and convene a meeting of its stockholders to consider or vote on any matter inconsistent with the consummation of the transactions contemplated by this Agreement.

     7.8. Notice of Litigation. The Purchaser will provide written notice to the Company of any litigation, proceeding or governmental investigation which arises, or to the knowledge of the Purchaser, is threatened or in prospect, which is reasonably foreseen to exceed $25,000 in cost or liability after the date of this Agreement and prior to the Closing, against or relating to the Purchaser or any of its subsidiaries, their respective properties or businesses, or the transactions contemplated by this Agreement, setting forth in such notice the facts and circumstances currently available to the Purchaser with respect to such litigation, proceeding or investigation.

     7.9. Press Releases. The Purchaser will not, unless approved by the Company hereto in advance, issue any press release or written statement for general circulation or other written public disclosure relating to the transactions contemplated hereby, except as otherwise required by law, it being contemplated that the Purchaser and the Company will issue a joint press release announcing the Merger and the transactions contemplated by this Agreement.

     7.10. Employees. Any employee of the Company who has the benefit of a written employment or severance agreement who shall be offered employment by the Purchaser or any of its subsidiaries shall be deemed, as a condition to such employment, to agree to the termination of such agreement from and after the Closing.

     7.11. Indemnification. From and after the Closing, the Purchaser shall indemnify persons who served as directors and officers of the Company on or before the Closing in accordance with and subject to the provisions of the Purchaser's indemnification for its directors and officers. On or before the Closing, the Purchaser may review all then pending, threatened and potential actions, suits, proceedings and claims that may be the subject of indemnification hereunder and may terminate this Agreement if in its reasonable judgment its potential financial exposure exceeds $1,000,000 after available insurance proceeds as to render inadvisable consummation of the transactions contemplated hereby.

     7.12 Covenants with Respect to Newco. Purchaser convenants and agrees that at or prior to the Effective Time: (i) Purchaser will cause Newco to be a banking corporation chartered under Massachusetts law for the purpose of effecting the merger of the Company with and into Newco and Newco will be validly existing and in good standing under Massachusetts law; (ii) Newco will have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, (iii) the Board of Directors of Newco and Purchaser, as the sole shareholder of Newco will have duly and validly approved and adopted this Agreement and the transactions contemplated hereby, and no other corporate proceedings on the part of Newco will be necessary to consummate the transactions so contemplated, and (iv) this Agreement will have been duly and validly executed and delivered by Newco and will constitute a valid and binding obligation of Newco enforceable in accordance with its terms.


                                      VIII.
                    CONDITIONS TO THE PURCHASER'S OBLIGATIONS

     Unless waived by the Purchaser in writing in its sole discretion, all obligations of the Purchaser under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     8.1 Approval of Company Stockholders. The transactions contemplated by this Agreement shall have been duly approved by the requisite affirmative vote of the issued and outstanding shares of the capital stock of the Company; and not more than 10% of the issued and outstanding shares of Company Common Stock shall have been the subject of objection to the transactions hereunder and demand for payment pursuant to statutory appraisal rights.

     8.2 Regulatory Approval and Expiration of Waiting Periods. The Purchaser and the Company shall have received all regulatory approvals required or deemed necessary in connection with the Merger, this Agreement, and the transactions contemplated hereby and thereby, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied.

     8.3 No Court Order, Decree or Injunction. Neither the Purchaser nor the Company shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement or the Merger.

     8.4 Representations, Warranties and Covenants. The representations and warranties of the Company contained in this Agreement shall be true at and as of the date of the Closing, shall be deemed made again at and as of such date and be true as so made again; the Company shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing; and the Purchaser shall have received from the Company a certificate or certificates in such reasonable detail as the Purchaser may reasonably request, signed by the Chairman of the Board or President of the Company and dated the date of the Closing, to the foregoing effect.

     8.5 Opinion of Counsel to the Company. The Company shall have delivered to the Purchaser a favorable opinion of the Company's counsel, dated the date of Closing, in form and substance satisfactory to the Purchaser and its counsel with respect to the transactions contemplated hereby and by the Merger.

     8.6 Accountants' Letter. The Purchaser shall have received letters from KPMG Peat Marwick and Arthur Andersen related to the Purchaser and from Coopers and Lybrand relating to the Company, dated the day of the mailing of the Registration Statement and Joint Proxy Statement and reconfirmed as of the date of the Closing, with respect to their independence as accountants and the compliance as to form of the financial statements of the respective companies contained in the Registration Statement and Joint Proxy Statement, each in form and substance reasonably satisfactory to the Purchaser and customary in scope and substance for "consent letters" delivered by independent public accountants in transactions of the nature contemplated by this Agreement;

     8.7 Approval of Purchaser Stockholders. The transactions contemplated by this Agreement shall have been approved, if required, by the requisite affirmative vote of the issued and outstanding shares of the capital stock of the Purchaser.

     8.8 Accuracy of Registration Statement and Joint Proxy Statement. On and as of the dates of the respective meetings of the stockholders of the Purchaser and the Company at which action is to be taken on the transactions contemplated hereby, the Registration Statement and Joint Proxy Statement and prospectus included therein shall contain no statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements made therein not misleading.

     8.9 Consents and Actions; Contracts. All requisite consents of any third parties and other actions which the Company has covenanted to use its best efforts to obtain and take shall have been obtained and completed.

     8.10 Financial Advisor's Opinion. The Purchaser shall have received, for inclusion in the Registration Statement and Joint Proxy Statement, an opinion of M.A. Schapiro & Co., Inc., or another recognized firm of investment bankers acceptable to the Purchaser, to the effect that the transactions hereunder are fair to the stockholders of the Purchaser, and such opinion shall have been reconfirmed at and as of the time of the Closing.

     8.11 Effectiveness of Registration Statement. The Registration Statement and Joint Proxy Statement shall have become effective, and no stop order suspending its effectiveness shall have been issued and no proceedings for that purpose shall have been instituted, pending or threatened.

     8.12 Other Evidence. The Purchaser shall have received from the Company such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the board of directors and stockholders of the Company, as the Purchaser shall reasonably request.

     8.13 No Material Adverse Condition. There shall not have been a material adverse condition with respect to the Company from the date of this Agreement to
the Closing.   For purposes of this Section, a "material adverse condition" is a condition which either alone or when aggregated with other conditions has resulted or, in the reasonable opinion of the Purchaser, would result in a substantial loss or damage to the properties or assets of the Company whether or not insured, that would materially affect or impair the ability of the Company to conduct its business as presently conducted.

     8.14 Price of Purchaser Common Stock. The average closing price of the Purchaser Common Stock on the NASDAQ NMS for the twenty (20) consecutive trading days ending on the fifth trading day prior to the date before receipt of the last regulatory approval shall be at least $17.50 per share. The Purchaser may waive this condition by delivering written notice to the Company not later than the 10th business day before the Closing that expressly states that the Section
8.14 condition is waived and sets forth the adjusted number of shares that will be issued in the Merger pursuant to Section 1.4(b).

     8.15 Tax Matters. The Purchaser shall have received a favorable opinion of Piper & Marbury in substance satisfactory to the Purchaser, to the effect that:
(a) the Merger will constitute a reorganization within the meaning of Sections 368 (a)(l)(A) and (a)(2)(D) and related sections of the Code; (b) no gain or loss will be recognized by the Purchaser as a result of the Merger; and (c) to such further effect, consistent with the foregoing, as may reasonably be required.


                                       IX.
                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

     Unless waived by the Company in writing in its sole discretion, all obligations of the Company under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     9.1 Approval of Purchaser Stockholders. The transactions contemplated by this Agreement shall have been duly approved, if required, by the requisite affirmative vote of the issued and outstanding shares of the capital stock of the Purchaser.

     9.2 Regulatory Approval and Expiration of Waiting Periods. The Purchaser and the Company shall have received all regulatory approvals required or deemed necessary in connection with the Merger, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied.

     9.3 No Court Order, Decree or Injunction. Neither the Purchaser nor the Company shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement or the Merger.

     9.4 Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in Article III of this Agreement shall be true at and as of the date of the Closing, shall be deemed made again at and as of such date and be true as so made again; the Purchaser shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing; and the Company shall have received from the Purchaser a certificate or certificates in such reasonable detail as the Company may reasonably request, signed by the Chair of the Board or President of the Purchaser and dated the date of the Closing, to the foregoing effect.

     9.5 Opinion of Counsel to the Company. The Purchaser shall have delivered to the Company a favorable opinion of the Purchaser's counsel dated the date of Closing, in form and substance satisfactory to the Company and its counsel with respect to the transactions contemplated hereby and by the Merger.

     9.6 Listing. All action shall have been taken by the Purchaser to have the Purchaser Common Stock to be delivered hereunder listed on the NASDAQ NMS.

     9.7 Accountants' Letter. The Company shall have received letters from KPMG Peat Marwick and Arthur Andersen related to the Purchaser and from Coopers and Lybrand relating to the Company, dated the day of the mailing of the Registration Statement and Joint Proxy Statement and reconfirmed as of the date of the Closing, with respect to their independence as accountants and the compliance as to form of the financial statements of the respective companies contained in the Registration Statement and Joint Proxy Statement, each in form and substance reasonably satisfactory to the Company and customary in scope and substance for "consent letters" delivered by independent public accountants in transactions of the nature contemplated by this Agreement.

     9.8 Approval of Company Stockholders. The transactions contemplated by this Agreement shall have been approved by the requisite affirmative vote of the issued and outstanding shares of the capital stock of the Company.

     9.9 Accuracy of Registration Statement and Joint Proxy Statement. On and as of the dates of the respective meetings of the stockholders of the stockholders of the Purchaser and the Company at which action is to be taken on the transactions contemplated hereby, the Registration Statement and Joint Proxy Statement and prospectus included therein shall contain no statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements made therein not misleading.

     9.10 Consents and Actions; Contracts. All requisite consents of any third parties and other actions which the Purchaser has covenanted to use its best efforts to obtain and take under Section 7.1 hereof shall have been obtained and completed.

     9.11 Tax Matters. The Company shall have received a favorable opinion of Piper & Marbury in substance satisfactory to the Company, to the effect that:
(a) the Merger will constitute a reorganization within the meaning of Sections 368 (a)(l)(A) and (a)(2)(D) and related sections of the Code; (b) no gain or loss will be recognized by the Company as a result of the Merger; (c) no loss will be recognized by a stockholder of the Company upon the exchange of shares of Company Common Stock for shares of Purchaser Common Stock and cash pursuant to the Merger; (d) any gain realized by a stockholder of the Company upon the exchange of shares of Company Common Stock for shares of Purchaser Common Stock and cash pursuant to the Merger will be recognized to the extent of the lesser of (i) the amount of gain realized or (ii) the aggregate amount of cash received by the stockholder pursuant to the Merger (including payments in lieu of the issuance of fractional shares and payments in respect of dissenters rights); (e) the holding period with respect to shares of Purchaser Common Stock received for shares of Company Common Stock will include the holding period of the shares of Company Common Stock surrendered provided such Company shares were held as a capital asset on the date of the exchange; and (f) to such further effect, consistent with the foregoing, as may reasonably be required.

     9.12. Price of Purchaser Common Stock. The average closing price of the Purchaser Common Stock on the NASDAQ NMS for the twenty (20) consecutive trading days ending on the fifth trading day prior to the date before receipt of the last regulatory approval shall be at least $17.50 per share.

     9.13. Financial Advisor's Opinion. The Company shall have received, for inclusion in the Registration Statement and Joint Proxy Statement, an opinion of a recognized firm of investment bankers acceptable to the Company, to the effect that the transactions hereunder are fair to the stockholders of the Company, and such opinion shall have been reconfirmed at and as of the time of the Closing.

     9.14. Effectiveness of Registration Statement. The Registration Statement and Joint Proxy Statement shall have become effective, and no stop order suspending its effectiveness shall have been issued and no proceedings for that purpose shall have been instituted, pending or threatened.

     9.15. Other Evidence. The Company shall have received from the Purchaser such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the board of directors and stockholders of the Purchaser, as the Company reasonably shall request.

     9.16. No Material Adverse Condition. There shall not have been a material adverse condition with respect to the Purchaser or any of its subsidiaries from the date of this Agreement to the Closing. For purposes of this Section, a "material adverse condition" is a condition which either alone or when aggregated with other conditions has resulted or, in the reasonable opinion of the Company, would result in a substantial loss or damage to the properties or assets of the Purchaser and its subsidiaries taken as a whole, whether or not insured, that would materially affect or impair the ability of the Purchaser and its subsidiaries to conduct their business as presently conducted.

                                       X.
                       TERMINATION, WAIVER AND AMENDMENT.

     10.1. Termination. This Agreement, the Merger Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby may be terminated prior to the Closing, either before or after their approval by the stockholders of the Purchaser or the Company provided however that no amendment to the purchase provisions of this Agreement or the Stock Option Agreement may be made after approval by the stockholders of the Company without additional approval of such stockholders:

               (i) by the mutual consent of the Purchaser and the Company if the Board of Directors of each so determines by vote of a majority of the members of its entire Board;

               (ii) by the Purchaser or the Company, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of a material breach by the other of any representation, warranty, covenant or agreement contained herein which is not cured within 30 days after the date of written notice from the other party hereto;

               (iii) by the Purchaser or the Company in writing, if the applications for prior approval referred to in Article V hereof have been denied, and the time period for appeals and requests for reconsideration has run or the approvals contain any condition of the type referred to in Section 8.2;

              (iv) by the Purchaser or the Company in writing, if the Purchaser's or the Company's stockholders do not approve the transactions contemplated herein at the annual or special meeting duly called for that purpose as contemplated herein;

              (v) by the Purchaser in writing,pursuant to Section 7.11 hereof;

              (vi) by the Purchaser or the Company in writing, in the event it discovers a material adverse condition with respect to the other party;

              (vii) by the Purchaser or the Company in writing pursuant to
Section 10.2 hereof;

              (viii) by the Purchaser or the Company in writing, if the Closing has not occurred by the close of business on June 30, 1995; or

     10.2. Due Diligence Review. Notwithstanding anything to the contrary herein, it is understood that the Purchaser and the Company shall have completed their respective on-site due diligence and investigation of each other within 30 days after the execution of this Agreement (provided that such time may be extended by mutual agreement of the Purchaser and the Company). If (i) the Purchaser's or the Company's investigations and reviews of each other discloses matters which the Purchaser or the Company in good faith believes either (A) to be inconsistent in any material and adverse respect with any of the representations or warranties of each other, which relate to financial condition or results of operations, to any supporting documentation concerning such financial condition or results of operations or to the ability of the Company or the Purchaser to consummate the transactions contemplated by this Agreement, or
(B) in the reasonable judgment of the Purchaser or the Company (x) to be of such significance as to materially and adversely affect the condition of the Company or the Purchaser or (y) to deviate materially and adversely from the respective Financial Statements, (ii) the Purchaser or the Company notifies the other party of such matters within 45 days of the date of this Agreement, and (iii) such matters, in the reasonable judgment of the Purchaser or the Company, (A) are not capable of being cured or (B) have not been cured within 30 days after written notice thereof; then the Purchaser or the Company may terminate this Agreement in respective sole discretion without any liability to the other party.

     10.3. Effect of Termination. In the event this Agreement and the Merger Agreement are terminated pursuant to Section 10.I hereof, this Agreement and the Merger Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality set forth in Sections 6.4 and 7.6 hereof and the provisions relating to expenses set forth in Section 11.1 hereof and
(ii) a termination pursuant to Section 10.1 (ii) hereof shall not relieve the breaching party from liability for an uncured willful breach of the covenant or agreement giving rise to such termination.

     10.4. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants in this Agreement, the Merger Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Closing other than covenants that by their terms are to survive or be performed after the Closing and no party hereto shall be under any liability whatsoever with respect to any such representation, certification or warranty, it being intended that the sole remedy of any party for a breach of any such representation, certification or warranty shall be to elect not to proceed with the Closing hereunder if such breach has resulted in a condition to such party's obligations hereunder not being satisfied; provided, however, that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the Purchaser, Newco or the Company (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person,including,without limitation, any stockholder or former stockholder of either the Purchaser or the Company, the aforesaid representations, warranties and covenants being material inducements to the consummation by the Purchaser, Newco and the Company of the transactions contemplated herein.

     10.5. Waiver. Except with respect to any required stockholder or regulatory approval, the Purchaser and the Company, respectively, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement and the Merger Agreement by the stockholders of the Purchaser and the Company) extend the time for the performance of any of the obligations of or other acts of the other party, and may waive (i) any inaccuracies of such parties in the representations or warranties contained in this Agreement, the Merger Agreement or any document delivered pursuant thereto, (ii) compliance with any of the covenants, undertakings or agreements of such parties, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Merger Agreement or (iii) the performance by such parties of any of its obligations set out herein or therein.

     10.6. Amendment or Supplement. This Agreement and the Merger Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors.

                                       XI.

                                  MISCELLANEOUS

     11.1. Expenses. (a) Each party to this Agreement shall pay all of its expenses relating hereto, including fees and disbursements of its counsel, accountants, investment bankers, and financial advisors, whether or not the transactions hereunder are consummated. In connection with the foregoing, the Purchaser and the Company represent and warrant that the total amount payable by each of them to investment bankers, counsel and financial advisors in connection with the transactions contemplated by this Agreement shall not exceed $175,000, and that no broker's, finder's or similar fees are payable by it. Expenses of printing this Agreement, the Registration Statement and Joint Proxy Statement and any other documents used in the transactions contemplated hereunder and the fee for registration under the Securities Act of the shares of Purchaser Common Stock to be issued upon the conversion of shares of Company Common Stock shall be divided equally between the Purchaser and the Company.

          (b) Notwithstanding the provisions of (a) above, if this Agreement is terminated by a party hereto because of a breach of a material representation, warranty or covenant by the other party or discovery of a material adverse condition with respect to the other party, then the breaching party or the party with respect to which a material adverse condition was discovered shall promptly pay its own expenses and fifty percent (50%) of the other party's expenses incurred in connection with the transaction contemplated herein.

     11.2. Entire Agreement. This Agreement (including the exhibits hereto and the lists, schedules and documents delivered pursuant hereto, which are a part hereof) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. The terms and conditions of this Agreement and the Merger Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement or the Merger Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities.

     11.3. No Assignment. No party hereto may assign any of its rights or obligations under this Agreement to any other person without the written consent of the other party hereto.

     11.4. Notices. All notices, requests, demands and other communications under or in connection with this Agreement shall be in writing, and, (a) if to the Purchaser,shall be addressed to F.Sheldon Prentice,Senior Vice President, General Counsel and Secretary, Chittenden Bank, Two Burlington Square, Burlington, Vermont 05401, with a copy to E. Miles Prentice, III, Piper & Marbury, 31 West 52nd Street, New York, New York 10019, and (b) if to the Company, shall be addressed to The Bank of Western Massachusetts, 29 State Street, Springfield, MA 01103, Attention: Mr. Timothy P. Crimmins, Jr. with a copy to Frank P. Fitzgerald, Esq., Frank P.Fitzgerald, P.C., 95 State Street, Springfield, MA 01103.

     All such notices, requests, demands or communications shall be mailed postage prepaid, certified mail, return receipt requested, or delivered personally or sent by facsimile transmission or overnight express, and shall be sufficient and effective when delivered to or received at the address so specified. The Purchaser and the Company each may change the address at which it is to receive notice by like written notice to the other.

     11.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and same instrument.

     11.6. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Vermont except where enforcement of this Agreement requires construction and interpretation under the laws of the Commonwealth of Massachusetts.

     11.7. Specific Performance. The parties hereby acknowledge and agree that the failure of either party to fulfill any of its respective covenants and agreements hereunder, including the failure to take all such actions as are necessary on its part to cause the consummation of the Merger, will cause irreparable injury to the Purchaser or the Company for which damages, even if available, will not be an adequate remedy. Accordingly, the Company and the Purchaser hereby consent to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of the Company's or the Purchaser's obligations and to the granting by any such court of the remedy of the specific performance by the Company or the Purchaser of their respective obligations hereunder.

     11.8. Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


     IN WITNESS WHEREOF, the Purchaser and the Company have caused this Agreement to be duly executed by their respective Chairs of the Board or Presidents, and their respective seals to be hereunto affixed and attested to by their respective Secretaries or Assistant Secretaries, thereunto duly authorized, as of the date first above written.

ATTEST:


                                                 By:

          ' Secretary

[Corporate Seal]








ATTEST:

                                                  By:

          ' Secretary


[Corporate Seal]





EXHIBIT A                                PLAN OF MERGER

                             MERGER OF BANK OF WESTERN MASSACHUSETTS
                                              INTO
                                   CHITTENDEN ACQUISITION BANK

                                            ARTICLE 1

      BANK OF WESTERN MASSACHUSETTS ("BWM") and CHITTENDEN CORPORATION "CNDN"), have entered into an Agreement and Plan of Reorganization dated as of August 17, 1994 (the "Merger Agreement"), providing for the merger of BWM with and into Chittenden Acquisition Bank ("CAB"),(the "Merger"). CAB shall be the surviving entity and CAB shall continue as a wholly-owned subsidiary of CNDN. The Merger shall take effect at the time and date (the "Effective Date") of the filing of Articles of Merger with the Secretary of the Commonwealth of Massachusetts. The Merger of BWM with and into CAB shall have all the effects set forth in Sections 78(d)(3) and 156(b) of the Massachusetts Business Corporation Act (the "MBCA"), with CAB being the surviving corporation and a wholly-owned subsidiary of CNDN. By virtue of the Merger, the separate existence of BWM shall cease, CAB, as the Surviving Corporation shall continue to be governed by the laws of the Commonwealth of Massachusetts shall continue the banking business authorized to be conducted under Massachusetts law under the name of The Bank of Western Massachusetts, and the separate corporate existence of CAB as a wholly-owned subsidiary of CNDN with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.


                                            ARTICLE 2

      From and after the Effective Date, the Articles of Incorporation and By-Laws of CAB shall be the Articles of Incorporation and By-Laws of BWM (subject to such amendments as may subsequently be adopted pursuant to the provisions thereof and of applicable law), and the Board of Directors and Officers of BWM shall be the Board of Directors and Officers of the surviving corporation (with the addition of two Directors to be named by CNDN) until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the surviving corporation's Articles of Incorporation and By-Laws. CAB shall do business under the name of The Bank of Western Massachusetts.


                                            ARTICLE 3

      The manner and basis of exchanging and converting the shares of BWM and CNDN is as follows:

      (A) Outstanding CNDN Shares. The shares of the capital stock of CNDN issued and outstanding immediately prior to the Effective Date shall continue to be issued and outstanding from and after the Effective Date, shall not be converted and shall otherwise be unchanged by the Merger.

      (B) Outstanding BWM Common Stock. At the Effective Date and in consideration of the Merger, each share of BWM Class A stock, par value $0.25 per share, issued and outstanding immediately prior to the Effective Date shall be cancelled in return for rights to receive $826.88 in cash and
47.2808 shares of Purchaser Common Stock per share subject to the following conditions:

            (i) CNDN's Common Stock shall be "Restricted" and will become vested at a rate of 20% per annum over a five-year period after the Effective Date; and

            (ii) the Holder shall continue employment through each subsequent annual anniversary of the Closing; provided, however, in the event that the Holder is terminated on unilaterally by the Purchaser, dies or becomes disabled, the Restricted Stock will become fully vested; provided further, in the event that the Holder is terminated for cause (defined as deliberate dishonesty, conviction of a crime involving moral turpitude or gross and willful failure to perform a substantial portion of duties and responsibilities) any unvested shares of Restricted Stock will become null and void; and provided further, in the event of a change in control of the Purchaser as such event is defined in the Purchaser's current "Change in Control" agreements with certain employees of the Purchaser, all shares of Restricted Stock will become fully vested. In the interim, all shares of Restricted Stock will have full voting and dividend rights.

      Each share of BWM common stock, par value $66.67 per share (the "BWM Common Stock"), issued and outstanding immediately prior to the Effective
Date (except for any Dissenting Shares, as defined in Paragraph (G) of this Article 3), shall, on the Effective Date, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become and be converted into the right to receive the Per Share Consideration which shall consist of:

            (i)  $1,225.00 in cash subject to adjustment pursuant to Paragraph
(C) of this Article 3 (the "Cash Consideration"); or

            (ii) 57.3099 shares of fully paid and non-assessable Common Stock of CNDN, par value $1.00 per share (the "CNDN Common Stock") subject to adjustment pursuant to Paragraph (C) of this Article 3 (the "Stock Consideration").

      As promptly as practicable after the Effective Date, CNDN shall cause the paying agent to send to each holder of record of BWM Common Stock (excluding the holders of any Dissenting Shares) transmittal materials for use in exchanging BWM Common Stock certificates for the Per Share Consideration.
Upon surrender to the paying agent of such certificates, together with such transmittal materials duly executed and completed in accordance with the instructions thereto (or upon completion of reasonable procedures pertaining to lost certificates), CNDN shall promptly cause to be paid to the persons entitled thereto the Per Share Consideration to which such persons are entitled, after giving effect to any required tax withholdings. No interest shall accrue or be paid on the amount payable upon the surrender of any such certificate. If payment is to be made to a person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of CNDN that such tax has been paid or is not applicable. Neither the paying agent nor CNDN shall be liable to any holder of certificates for shares of BWM Common Stock for any amount paid to a public official pursuant to any applicable property, escheat or similar law.

      (C) Election Procedures. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of the Company Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) in such form as the Purchaser and the Company shall mutually agree ("Election Form") shall be mailed thirty-five days prior to the anticipated Effective Date or on such other date as the Purchaser and the Company shall mutually agree ("Mailing Date") to each holder of record of the Company Common Stock as of five business days prior to the Mailing Date ("Election Form Record Date").

      Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to elect to re ceive only the Purchaser Common Stock with respect to such holder's Company Common Stock ("Stock Election Shares") to elect to receive only cash with respect to such holder's Company Common Stock ("Cash Election Shares") or to indicate that such holder makes no election ("No Election Shares").

      Holders of the Company Common Stock who duly elect to receive the Per Share Stock Consideration or the Per Share Cash Consideration in the Merger may also elect to have their share holdings divided into blocks of not less than 10 shares of the Company Common Stock with any remaining shares being added to one of the designated blocks of 10 shares (such blocks being herein called in "Stock Blocks") for purposes of the allocation procedures described below in this Section C. Such holders who do not make such election or who hold less than 10 shares of Company Common Stock will have all of their holding treated as a single Stock Block for purposes of such allocation procedures.

      Any Company Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent, an effective, properly completed Election Form on or before 5:00 p.m., on the 20th day following the Mailing Date (or such other time and date as the Purchaser and Company may mutually agree) (the "Election Deadline") shall also be deemed to be "No Election Shares".

      The Purchaser shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of the Company Common Stock between the Election Form Date and close of business on the business day prior to the Election Deadline, and the Company shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

      Any such election shall have been properly made only if the Exchange
Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of the Company Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of the Company Common Stock represented by such Election Form shall become No Election Shares and the Purchaser shall cause the certificates representing the Company Common Stock to be promptly returned without charge to the Person submitting the Election Form upon written request to that effect from the holder who submitted the Election
Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine any election revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Purchaser regarding such matters shall be binding and conclusive. Neither the Purchaser nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

      Within fifteen calendar days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, the Purchaser shall cause the Exchange Agent to effect the allocation among the holders of the Company Common Stock of rights to receive the Purchaser Common Stock or cash in the Merger in accordance with the Election Forms as follows:

            (i) Stock Elections Equal to Stock Amount. If the number of shares of the Purchaser Common Stock that would be issued upon conversion into the Purchaser Common Stock of the Stock Election Shares is equal or nearly equal
(as determined by the Exchange Agent) to the, but not less than, Stock Amount (as defined in Paragraph (I) of this Article), then subparagraphs (ii) ,
(iii) and (iv) below shall not apply and all Stock Election Shares shall be converted into the right to receive the Purchaser Common Stock and all Cash Election Shares and No Election Shares shall be converted into the right to receive cash; or

            (ii) Stock Elections and No Elections Equal to Stock Amount. If the number of shares of the Purchaser Common Stock that would be issued upon the conversion into the Purchaser Common Stock of the Stock Election Shares and No Election Shares is equal or nearly equal (as determined by the Exchange Agent) to, but not less than, the stock amount, then subparagraphs
(i) above and (iii) and (iv) below shall not apply and all Cash Election Shares shall be converted into the right to receive cash and all Stock Election
Shares and No Election Shares shall be converted into the right to receive the Purchaser Common Stock; or

            (iii) Stock Elections More Than Stock Amount. If the number of shares of the Purchaser Common Stock that would be issued upon the conversion into the Purchaser Common Stock of the Stock Election Shares is greater than the Stock Amount, then;

                  (A) all Cash Election Shares and No Election Shares shall be converted into the right to receive cash,

                  (B) the Exchange Agent will select, pro rata among the Company's stockholders who have elected the Per Share Stock Consideration, a sufficient number of Stock Blocks ("Designated Cash Shares") held by holders of Stock Election Shares, so that the number of shares of the Purchaser Common Stock that will be issued in the Merger equals as closely as practicable, but is not less than, the Stock Amount, and any Designated Cash Shares will be converted into the right to receive cash, provided that no particular holder of Stock Election Shares shall be deemed to be a Cash Designee, nor shall any such holder's shares be included within the Designated Cash Shares if such circumstance would prevent the satisfaction of any of the conditions set forth in Section 1.4 of the Merger Agreement, and

                  (C) the Stock Election Shares that are not Designated Cash Shares will be converted into the right to receive the Purchaser Common Stock; or
            (iv) Stock Elections Less Than Stock Amount. If the number of shares of the Purchaser Common Stock that would be issued upon conversion in the Merger of the Stock Election Shares is less than the Stock Amount, then:

                  (A) all Stock Election Shares shall be converted into the right to receive the Company Common Stock,

                  (B) the Exchange Agent shall select, pro rata, first, from among the holders of No Election Shares a sufficient number of such holders ("Stock Designees") and then, if necessary, a sufficient number of Stock
Blocks ("Designated Stock Shares") held by holders of Cash Election Shares, such that the number of shares of the Purchaser Common Stock that will be issued in the Merger equals as closely as practicable, but is not less than, the Stock Amount, and all shares held by the Stock Designees and, if any, all Designated Stock Shares, will be converted into the right to receive the Purchaser Common Stock, provided that no particular holder of Cash Election Shares shall be deemed to be a Stock Designee, nor shall any such holder's shares be included within the Designated Stock Shares if such would prevent the satisfaction of any of the conditions set forth in Section 1.4, and

                  (C) the Cash Election Shares that are not Designated Stock Shares and the No Election Shares that are not held by Stock Designees shall be converted into the right to receive cash.

      The random selection process to be used by the Exchange Agent shall consist of such processes as shall be determined by the Purchaser.

      (v) Dissenting Shares and Fractional Shares. In any case in which there are Dissenting Shares (as defined in Paragraph (H) of this Article) or cash paid in lieu of fractional shares pursuant to Paragraph (F) of this Article, or both, the provisions of paragraphs (i) through (iv) shall be applied in such a manner that, in each case, a number of shares of Purchaser Common Stock shall be issued in the Merger that is not less than the Stock Amount.

      (D) Treasury Shares; Shares Owned by CNDN. Each share of BWM Common Stock issued and held in the treasury of BWM or beneficially owned by CNDN on the Effective Date shall be cancelled and retired, and no right to receive the Per Share Consideration shall arise with respect thereto.

      (E) Conversion of Shares. On and after the Effective Date, the shares of BWM Common Stock shall become the sole property of CNDN, former holders of certificates for shares of BWM Common Stock shall cease to have any rights as stockholders of BWM, and the holders of such shares shall thereafter be entitled only to the shares of CNDN Common Stock and right to receive cash into which their shares of BWM Common Stock shall have been converted in the Merger, subject to any rights under the Massachusetts Business Corporation Act. Until certificates for BWM Common Stock are presented to the paying agent as contemplated by Paragraph (B) of this Article 3, each such certificate shall be deemed for all purposes to evidence ownership of the number of shares of CNDN Common Stock and the right to receive cash into which such shares of BWM
Common Stock shall have been converted pursuant to the Merger. Unless and until such outstanding certificates shall be surrendered, no dividend or other distribution, if any, payable to holders of record of CNDN Common Stock shall be paid to tsuch outstanding certificate there shall be paid to the record holder thereof the amount, without interest thereon, of dividends and other distributions, if any, which subsequent to the Effective Date have been declared and become payable with respect to the number of shares of CNDN Common Stock represented thereby.

      (F) Fractional Shares. In lieu of the issuance of fractional shares of CNDN Common Stock pursuant to Paragraph (B) of this Article 3, cash adjustments, without interest, will be paid to the holders of BWM Common
Stock in respect of any fractional share that would otherwise be issuable and the amount of such cash adjustment shall be equal to an amount in cash determined by multiplying such holder's fractional interest by $21.375. For purposes of determining whether, and in what amounts, a particular holder of BWM Common Stock would be entitled to receive pursuant to this Paragraph (E), shares of record held by one holder and represented by two or more certificates shall be aggregated.

      (G) Options and Warrants. On the Effective Date, each holder of a then outstanding option (an "Option") or warrant ("Warrant") to purchase shares of BWM Common Stock granted prior to the date hereof, whether or not vested and exercisable on the Effective Date, shall receive in settlement thereof a cash payment from CNDN in an amount equal to the difference, if any, between (i) $1.225.00 and (ii) the per share exercise price of the respective Option or Warrant, multiplied by the number of shares of BWM Common Stock covered by such Option or Warrant (the "Option or Warrant Settlement Amount"); provided, however, that with respect to any person subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the"Exchange Act"), the Option or Warrant Settlement Amount to be paid as soon as practicable after the first date payment can be made without liability for such person under Section
16(b) of the Exchange Act. By virtue of the foregoing treatment, all such Options and Warrants shall be cancelled and shall cease to exist as of the Effective Date.

      (H) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of BWM Common Stock which are issued and outstanding immediately prior to the Effective Date and which are held by stockholders of BWM who did not vote in favor of the Merger and who comply with all of the relevant provisions of Sections 86 through 98 of the MBCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Per Share Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their dissenters' rights under the MBCA. If any such holder so loses such rights, such shares shall thereupon be deemed converted into and become exchangeable for the right to receive, as of the Effective Date, the Per Share
Consideration without any interest thereon and such shares shall be deemed No Election Shares. If the holder of any such shares shall become entitled to receive payment therefor pursuant to this Paragraph (G) or applicable law, such payment shall be made by CNDN. BWM shall give CNDN (i) prompt notice of any Dissenting Shares, withdrawals of Dissenting Shares of any other instruments served pursuant to Sections 86 through 98 of the MBCA received by BWM, and (ii) the opportunity to direct all negotiations and proceedings with respect to Dissenting Shares. BWM will not voluntarily make any payment with respect to any Dissenting Shares and will not, except with the prior written consent of CNDN, settle or offer to settle any Dissenting Shares.

      (I) Purchase Price and Consideration. The Company's stockholders shall receive a combination of 627,525 shares and $10,974,836 in cash. Each holder of shares of Company Common Stock will elect to receive 100% of the per share purchase price in the form of either cash or Purchaser Common Stock, or make no election. In the event that the holder of Company Common Stock elect less or greater than 581,237 shares of Purchaser Common Stock, shares of Purchaser Common Stock and cash will be allocated to achieve an aggregate 55% stock and 45% cash combination which would translate to $551.25 in cash and 31.5205 shares of stock, on a theoretical basis, for each share of the Company's stock. The total consideration, including cashing-out of the Company's options and warrants, equals $25,500,708.

       (J) Closing of BWM Transfer Books. On the Effective Date, the Stock transfer books of BWM will be closed and no transfers of shares of BWM capital stock shall thereafter be made.


                                            ARTICLE 4

      (A)  AMENDMENT AND TERMINATION.

            (i) Termination. Notwithstanding the approval and adoption of this Plan of Merger by the stockholders of MA, this Plan of Merger shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided. In the event of the termination of this Plan of Merger as provided above, this Plan of Merger shall forthwith become void and there shall be no liability on the part of any of the parties hereto except as otherwise provided in the Reorganization Agreement.

            (ii) Amendment. This Plan of Merger shall not be amended except by an instrument in writing signed on behalf of each of the parties hereto pursuant to an amendment to the Reorganization Agreement approved in the manner therein provided. If any such amendment to the Reorganization
Agreement is so approved, any amendment to this Plan of Merger required by such amendment to the Reorganization Agreement shall be effect by the parties hereto by action taken by their respective Boards of Directors or Executive Committees.


                                            ARTICLE 5

      (B)  MISCELLANEOUS.

      (i) Counterparts. This Plan of Merger shall be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

      (ii) Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.



      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


Attest                                    CHITTENDEN CORPORATION



___________________________               By:___________________________
                                                    Title:


Attest                                    CHITTENDEN ACQUISITION BANK



__________________________               By:___________________________
                                                   Title:


Attest                                    BANK OF WESTERN MASSACHUSETTS



__________________________               By:___________________________
                                                  Title:


APPENDIX B

                             OPINION OF BROWN BROTHERS HARRIMAN & CO.

August 9, 1994

The Board of Directors
The Bank of Western Massachusetts
29 State Street
Springfield, Massachusetts 01103-2092

Gentlemen:

  You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of The Bank of Western Massachusetts ("BWM") of the terms of a proposed merger (the "Merger") whereby BWM will be merged with and into Chittenden Corporation ("CC"). The terms of the Merger are set forth in the Agreement and Plan of Reorganization and Plan of Merger (the "Merger Agreement") and the Stock Option Agreement dated August 17, 1994.

  The terms of the Merger Agreement provides that each share of BWM common stock other than shares held as treasury stock will be exchanged for $1,225.00 in cash or 57.3099 shares of fully paid and non-assessable common stock provided that the aggregate number of Purchaser Common Stock issued in the transaction will equal 627,525 shares. In addition, on the date of the Closing, each outstanding option and warrant to purchase Common Stock of BWM will be converted to an amount of cash equal to the difference between $1,225.00 and the applicable option/warrant price. The Merger Agreement further provides that if the average of the closing bid prices for CC common stock for the 20 consecutive trading days ending on the fifth trading day prior to the date before receipt of the lasterminate the transaction.

  Brown Brothers Harriman & Co., in its capacity as financial advisor, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, equity and debt financings, and valuations for estate, corporate, and other purposes. We have advised BWM in its discussions and negotiations with CC and, through our participation in such discussions and our advice to BWM, have assisted in the development of the terms of the Merger Agreement.

  In connection with our analysis of the proposed transaction, BWM and CC have furnished us with information concerning the Merger Agreement and their respective businesses and operations, and we have reviewed financial and operating data provided to us by BWM and CC, as well as information contained in documents filed with regulatory authorities or otherwise available from published sources. We have reviewed the Merger Agreement and all related agreements between BWM and CC, and supporting documentation. We have had discussions with management personnel of BWM and CC with respect to the foregoing. Our review also included consideration of the following:

  1. financial and statistical information of BWM and CC, including comparative per share data and the pro forma financial effects of the combination;

  2. the business, operations, and general prospects of BWM and CC as discussed by their respective managements with us;

  3. the reported share price ranges and dividend histories for the equity securities of BWM and CC;

  4. general financial and statistical comparative analyses of BWM CC, with selected public companies in the same industry;

  5. the terms and conditions of other business combinations in the U.S. commercial banking industry which we deemed to be comparable or otherwise relevant; and

  6. such other financial studies, analyses and investigations as we deemed necessary.

  We have relied on the accuracy (without independent verification) of the information furnished to us, or otherwise made available, by BWM and CC.

  On the basis of the foregoing, as of the date hereof, we are of the opinion that the financial terms of the exchange provided for by the Merger Agreement are fair to the stockholders of BWM from a financial point of view.

Yours very truly,

BROWN BROTHERS HARRIMAN & CO.

APPENDIX D

EXHIBIT B                            STOCK OPTION AGREEMENT


      STOCK OPTION AGREEMENT, dated as of August 17, 1994, between Bank of Western Massachusetts, a Massachusetts corporation (the "Company"), and Chittenden Corporation, a Vermont corporation (the "Purchaser").

      WHEREAS, the Purchaser and the Company have entered into an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement"), which agreement is being executed by the parties hereto simultaneously with this Agreement; and

      WHEREAS, as a condition to the Purchaser's entry into the Merger Agreement and in consideration for such entry, the Company has agreed to grant the Purchaser the Option (as hereinafter defined).

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

      1. Grant of Option. On the terms and conditions contained in this Agreement, the Company hereby grants to the Purchaser an unconditional, irrevocable option (the "Option") to purchase up to 7,558 shares (the "Option Shares") of the common stock, par value $66.67 per share (the "Common Shares"), of the Company, representing 24.9 percent (24.9%) of the aggregate of the issued and outstanding Common Shares (including converted Class A shares, employee options, warrants and the Option Shares) as of the date hereof, at a price of $800.00 per share (the "Option Price").

      2. Exercise of Option. The Option may not be exercised or transferred except upon and after the occurrence of any of the events set forth in this paragraph 2. The Purchaser may exercise or transfer the Option, in whole or in part, at any time or from time to time after (a) any person or group (as such terms are defined in the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder), other than the Purchaser or a wholly-owned subsidiary of the Purchaser, ("Other Party") acquires after the date hereof beneficial ownership of or the right to acquire such beneficial ownership or to vote at least 15 percent (15%) of the then outstanding Common Shares, other than any person acquiring such beneficial ownership by will or operation of law; or (b) there shall be publicly announced any proposal by such a person or group relating to (i) any merger, consolidation or acquisition of all or substantially all of the assets of the Company or other business combination involving the Company prior to the meeting of the Company stockholders contemplated by Section 6.5 of the Merger Agreement and the Company stockholders fail to adopt the Merger Agreement at such meeting, or (ii) a change in the composition of 20 percent (20%) or more of the Common Shares then outstanding. The Company shall notify the Purchaser promptly in writing of the occurrence of any of the events set forth in the preceding sentence, it being understood that the giving of such notice by the Company shall not be a condition to the right of the Purchaser to transfer or exercise the Option. The Company will not take any action which would have the effect of preventing or disabling the Company from delivering the Option Shares to the Purchaser upon exercise of the Option or otherwise performing its obligations under this Agreement. In the event the Purchaser wishes to exercise the Option, the Purchaser shall send a written notice to the Company specifying the total number of Option Shares it wishes to purchase and a place and date between one and ten business days inclusive from the date such notice is given for the closing of such purchase (a "Closing"), provided, however, that a Closing shall not occur prior to the receipt of all necessary regulatory approvals therefor.

      3. Payment and Delivery of Certificates. At any Closing hereunder the Purchaser will either (i) make payment to the Company of the aggregate price for the Option Shares so purchased by delivery of immediately available funds and the Company will deliver to the Purchaser a stock certificate or certificates representing the number of Option Shares so purchased,registered in the name of the Purchaser or its designee in such denominations as were specified by the Purchaser in its notice of exercise; or (ii) notify the Company that the Purchaser will accept payment from the Other Party of the difference between the Company's per share consideration pursuant to the agreement with the Other Party and $800.00 per share. In connection with any partial exercise of the Option, the Purchaser (or any direct or indirect assignee or transferee of the Purchaser) shall be entitled to surrender this Stock Option Agreement to the Company in exchange for two or more Stock
Option Agreements entitling the holders thereof to purchase in the aggregate the same number of Common Shares as may be purchasable hereunder.

      4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

      A. Authority Relative to this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company.

      B. Option Shares. the Company has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, 7,558 Common Shares, all of which, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid, nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

      5.  Registration Rights.

      A. On or after the occurrence of an event permitting exercise of the Option pursuant to paragraph 2 hereof, the Company shall, at the request of the Purchaser (whether on its own behalf or on the behalf of any subsequent holder of this Option (or part thereof) or any of the Option Shares issued pursuant hereto), promptly prepare, file and keep current a registration statement under the Securities Act of 1933 (the "Securities Act") governing this Option and any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any Option Shares issued upon total or partial exercise of this Option in accordance with any plan of disposition adopted by the Purchaser, except that the Company shall not be required to maintain the effectiveness of such registration statement for more than 90 days. The Purchaser shall have the right to demand two such registrations. In connection with each such registration, the Company shall use its best efforts to cause to be delivered to the Purchaser (and any other holder whose Option or Option Shares are the subject of such registration) such certificates, opinions, accountants' letters and other documents as the Purchaser (or such subsequent holder) shall reasonably request. All expenses incurred by the Company in complying with the provisions of this paragraph 5, including without limitation, all registration and filing fees, printing fees and disbursements of counsel for the Company and blue sky fees and expenses shall be paid by the Company, except that all underwriting discounts and selling commissions applicable to the sales and all fees and disbursements for counsel for the Purchaser shall be paid by the Purchaser and/or the holder whose Option or Option Shares are the subject of such registration.

      B. On or after the occurrence of any event permitting exercise of the Option pursuant to paragraph 2 hereof, each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its securities (other than in connection with a dividend reinvestment, employee stock purchase, stock option or similar plan or a registration statement on Form S-4) by it or any of its security holders, the Company will give written notice of its determination to the Purchaser. Upon the written request of the Purchaser given with 10 days after receipt of any such notice from the Company, the Company will cause all securities which the Purchaser shall request to be included in such registration statement contemplated by this subparagraph B to be included in such registration statement; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration; provided further, however, that if the Company determines not to proceed with a registration after the registration statement has been filed with the Securities and Exchange Commission, the Company shall promptly complete the registration for the benefit of the Purchaser if the Purchaser agrees to bear all incremental expenses incurred by the Company as the result of such registration after the Company has decided not to proceed. If any registration pursuant to this subparagraph B shall be underwritten in whole or in part, the Purchaser may require that any securities requested for inclusion pursuant to this subparagraph B be included in the underwriting on the same terms and conditions as the securities otherwise being sold through underwriters.

      6.  Adjustment Upon Changes in Capitalization.

      A. In the event that any additional Common Shares are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to exercise of the Option pursuant to this Agreement or as contemplated by subparagraph 6(B) of this Agreement),including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, the number of Common Shares subject to the Option shall be increased so that, after such issuance, it equals 24.9% of the number of Common Shares then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option.

      B. In the event of any change in the Common Shares by reason of stock dividend, split-up, merger, recapitalization, subdivision, conversion, combination, exchange of shares or similar transaction, the type and number of Option Shares, and the Option Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so the Purchaser shall receive upon exercise of the Option the number and class of shares or other securities or property that the Purchaser would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. Whenever the number of Option Shares (or other securities) purchasable upon exercise hereof is adjusted as provided in this subparagraph 6(B), the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which is equal to the number of Option Shares prior to the Adjustment and the denominator of which is equal to the number of Option Shares (or other securities) purchasable after the adjustment.

      7. Filings and Consents. the Purchaser and the Company each will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement. If the Other Party is prevented from honoring any part of its obligation, the Purchaser reserves the right to negotiate with the appropriate regulators to effect the maximum consideration for the Option Shares.

      8. Specific Performance. Each of the parties hereto acknowledges and agrees that it would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Agreement were not performed by the other party hereto in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof, in addition to any other remedy to which each of the parties hereto may be entitled, at law or in equity.

      9. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

      10. Assignment. At any time or from time to time upon or after the occurrence of any event set forth in the second sentence of paragraph 2, the Purchaser may sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons, subject only to compliance with applicable law. In order to effectuate the foregoing, the Purchaser (or any direct or indirect assignee or transferee of the Purchaser) shall be entitled to surrender this Stock Option Agreement to the Company in exchange for two or more Stock Option Agreements entitling the holders thereof to purchase in the aggregate the same number of shares of Common Stock as may be purchasable hereunder.

      11. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      12. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows):

      If to the Purchaser:

      Chittenden Corporation
      Two Burlington Square
      Burlington, the Purchaser 05401
      Attention: Paul A. Perrault, President

      With a copy to:

      Chittenden Corporation
      Two Burlington Square
      Burlington, the Purchaser 05401
      Attention: F. Sheldon Prentice, Secretary

      If to the Company:

      Bank of Western Massachusetts
      29 State Street
      Springfield, the Company 01103
      Attention:  Timothy P. Crimmins, Jr., President

      With a copy to:

      Bank of Western Massachusetts
      29 State Street
      Springfield, the Company 01103
      Attention:  Frank Fitzgerald, Esquire


or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

      13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont.

      14. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      15. Parties in Interest. This Agreement shall be binding upon or inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person (other than an assignee or transferee of the Purchaser pursuant to paragraph 10 hereof) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      17. Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

      18. Termination. The Option granted hereby, to the extent not previously exercised, shall terminate upon the earliest of (i) one year after the occurrence of any event set forth in paragraph 2 hereof, (ii) immediately after the Effective Time (as defined in the Merger Agreement) or (iii) the termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of any event set forth in paragraph 2 hereof
(other than as provided in subparagraph iv below).

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                          CHITTENDEN CORPORATION



                                          By: S/PAUL A. PERRAULT
                                                President


                                          BANK OF WESTERN MASSACHUSETTS



                                          By:
                                                Chairman of the Board